Exhibit 10.32

OFFICE BUILDING LEASE

FOR

TRX, INC.

FAIRFAX SQUARE I

Suite 700

Vienna, Virginia 22182

CHARLES E. SMITH

REAL ESTATE SERVICES L.P.

2345 Crystal Drive

Crystal City

Arlington, Virginia 22202

CHARLES E. SMITH COMMERCIAL REALTY

OFFICE BUILDING LEASE

CHARLES E. SMITH REAL ESTATE SERVICES L.P.

Crystal City, Arlington, Virginia 22202

SPECIFIC AND GENERAL PROVISIONS

(i)

(continued)

	6.9	Rules and Regulations	12
	6.10	Tenant Maintenance and Condition of Demised Premises Upon Surrender	13
	6.11	Tenant Property and Leasehold Improvements	13
	6.12	Landlord’s ‘Right to Perform Tenant’s Duties	13

7.	ACCESS		13
	7.1	Landlord’s Access	13
	7.2	Restricted Access	13
	7.3	Tenant’s Access	13

8.	LIABILITY		13
	8.1	Tenant’s Property	13
	8.2	Criminal Acts of Third Parties	14
	8.3	Intentionally deleted	14
	8.4	Construction on Contiguous Property	14
	8.5	Insurance	14
		(a) Liability Insurance	14
		(b) Fire and Casualty Insurance	14
		(c) Landlord’s Insurance	14
		(d) Policy Requirements	14
		(e) No Limitation of Liability	14
		(f) Waiver of Subrogation	14
	8.6	IncidentReports	15

9.	DAMAGE		15
	9.1	Damages Caused by Tenant	15
	9.2	Fire or Casualty Damage	15
	9.3	Untenantability	15
		(a) Restoration Requirements	15
		(b) Casualty Near Expiration of Lease Term	16

10.	CONDEMNATION		16
	10.1	Landlord’s Right to Award	16
	10.2	Tenant’s Right to File Claim	16

11.	BANKRUPTCY		16
	11.1	Events of Bankruptcy	16
	11.2	Landlord’s Remedies	16
		(a) Termination of Lease	16
		(b) Suit for Possession	16
		(c) Non-Exclusive Remedies	16
		(d) Assumption or Assignment by Trustee	17
		(e) Adequate Assurance of Future Performance	17
		(f) Failure to Provide Adequate Assurance	17
	11.3	Intentionally deleted	17
	11.4	Damages	17

12.	DEFAULTS AND REMEDIES		17
	12.1	Default	17
	12.2	Remedies	18
	12.3	Landlord’s Right to Relet	18
	12.4	Recovery of Damages	18
		(a) Quantification of Damages	18
		(b) Non-Exclusive Rights	18
	12.5	Waiver	18
	12.6	Intentionally deleted	19
	12.7	Tenant Abandonment of Demised Premises	19
		(a) Abandonment	19
		(b) Landlord Right to Enter and to Relet	19
	12.8	Tenant’s Property	19
	12.9	Intentionally deleted	19
	12.10	Injunctive Relief	19
	12.11	Independent Covenants	19

(ii)

(continued)

	12.12	Waiver of Redemption	19
	12.13	Landlord’s Default	19

13.	SUBORDINATION		20
	13.1	Subordination	20
	13.2	Estoppel Certificates	20
	13.3	Attornment	20
	13.4	Mortgagee Rights	20
		(a) Mortgagee Requirements	20
		(b) Notices to Mortgagee	21

14.	TENANT’S HOLDOVER		21
	14.1	With Landlord Consent	21
	14.2	Without Landlord Consent	21

15.	SECURITY DEPOSIT		21

16.	QUIET ENJOYMENT		21

17.	SUCCESSORS		22

18.	WAIVER OF JURY TRIAL		22

19.	LIMITATION OF LANDLORD’S LIABILITY; NOTICE		22
	19.1	Landlord’s Consent	22
	19.2	Individual Liability	22
	19.3	Notice in Event of Landlord’s Default	22

20.	AUTHORITY		22

21.	TENANT’S RESPONSIBILITY REGARDING HAZARDOUS SUBSTANCES		22
	21.1	Hazardous Substances	22
	21.2	Restrictions	22
		(a) Violations	22
		(b) Use	22
	21.3	Affirmative Obligations	23
		(a) Compliance with Laws	23
		(b) Clean-Up Plans	23
		(c) Information Requests	23
	21.4	Landlord’s Representation	23
	21.5	Survival of Obligations	23

22.	JOINT AND SEVERAL LIABILITY		23

23.	DEFINITIONS		23
	23.1	Pronouns	23
	23.2	Demised Premises	23
	23.3	Lease Term	23
	23.4	Tenant’s Property	23
	23.5	Leasehold Improvements	24
	23.6	Calendar Year	24
	23.7	Construction Improvements	24

24.	NOTICE TO PARTIES		24
	24.1	Addresses for Notices	24
	24.2	Effective Date of Notice	24

25.	NOTICE TO MORTGAGEES		24

26.	SPECIAL PROVISIONS; EXHIBITS		24
	26.1	Incorporation in Lease	24
	26.2	Conflicts	24

27.	CAPTIONS		24

28.	ENTIRE AGREEMENT; MODIFICATION		24

29.	GOVERNING LAW; SEVERABILITY		24

30.	BINDING EFFECT OF LEASE		24

31.	FORCE MAJEURE		25

32.	RECORDATION		25

33.	TIME OF ESSENCE		25

34.	BROKERS AND COMMISSIONS		25

35.	RELATIONSHIP OF LANDLORD AND TENANT		25

(iii)

This Lease, made this          day of                     , 200  , between FAIRFAX SQUARE PARTNERS, a Delaware limited partnership (hereinafter referred to as “Landlord”), and TRX, INC., a Georgia corporation (hereinafter referred to as “Tenant”).

Landlord, for and in consideration of the covenants and agreements set forth hereinafter, leases to Tenant, and Tenant leases from Landlord, the premises described, for the use set forth and for the term and at the rent reserved herein.

1.	SPECIFIC PROVISIONS

1.1 PREMISES

(a)	Demised Premises:	Suite 700, as shown on Exhibit A.

(b)	Rentable Area:	Approximately 14,537 square feet [Building Owners and Managers Association (“BOMA”) standard floor area measure]. The exact square footage shall be determined upon the final space plan being delivered in accordance with Section 37 of the Lease. Following the determination of a final space plan, the parties shall execute an amendment modifying this Section 1.1 as well as any other relevant provisions of the Lease in order to specify the actual rentable square footage of the Demised Premises.

(c)	Complex:	The buildings, improvements and grounds known as Fairfax Square, consisting of 386,120 rentable square feet, of which the Building is a part.

(d)	Building:	FAIRFAX SQUARE I

(e)	Address:	8065 Leesburg Pike Vienna, Virginia 22182

1.2 LEASE DATES

(a)	Lease Term:	The term of this Lease (“Lease Term”) shall be Seven (7) years, Four and One-Half (4 1/2) months, commencing on May 15, 2004 (“Commencement Date”), and expiring on September 30, 2011, both dates inclusive, unless sooner terminated in accordance with the provisions of this Lease.

(b)	Base Year:	Base Year shall be defined as the period commencing on January 1, 2005, and ending on December 31, 2005.

(c)	Fiscal Year:	Fiscal Year shall be defined as each annual period, or portion thereof, included within the Lease Term commencing on January 1 and ending on December 31.

(d)	Lease Year:	The first Lease Year shall commence on the Commencement Date and shall terminate at 11:59 p.m. on the day before the first anniversary of the Rent Start Date. All subsequent Lease Years shall be for twelve calendar months, except that the last Lease Year shall terminate on the date this Lease expires or is terminated in accordance with the provisions hereof.

(e)	Rent Start Date:	October 1, 2004.

1.3 BASE ANNUAL RENT

(a) Initial Base Annual Rent: Three Hundred Eighty-Five Thousand Two Hundred Thirty and 48/100 Dollars ($385,230.48), payable in equal monthly installments of Thirty-Two Thousand One Hundred Two and 54/100 Dollars ($32,102.54), hereinafter referred to as “base monthly rent”, for the first Lease Year, commencing on the Rent Start Date, based on a full service rental rate of Twenty-Six and 50/100 Dollars ($26.50) per rentable square foot per year.

(b) Percentage Factor: Two and One-Half Percent (2.50%)

1.4 BASE YEAR COSTS

Not Applicable.

1.5 ADDITIONAL RENT

Additional Rent shall be payable by Tenant in accordance with Section 2, commencing on January 1, 2006, consisting of each of the following:

(a)	Increases in Real Estate Taxes:	Tenant’s pro rata share, equal to Three and Seventy-Six Hundredths Percent (3.76%), of the amount of Real Estate Taxes in excess of the Base Year Real Estate Taxes.

(b)	Increases in Operating Expenses:	Tenant’s pro rata share, equal to Three and Seventy-Six Hundredths Percent (3.76%), of the amount of Operating Expenses in excess of the Base Year Operating Expenses.

1.6 SECURITY DEPOSIT

One Hundred Forty-Four Thousand Four Hundred Sixty-One and 43/100 Dollars ($144,461.43). See Section 42 below.

1.7 STANDARD BUILDING OPERATING DAYS AND HOURS

8:00 A.M. to 6:00 P.M. Monday – Friday

8:00 A.M. to 1:00 P.M. Saturday

1.8 USE OF PREMISES

General office use in keeping with the quality and nature of this first class office building.

1.9	(a)	ADDRESS FOR NOTICES TO TENANT

TRX, Inc. 8065 Leesburg Pike Suite 700 Vienna, Virginia 22182

and a copy to

TRX, Inc. Attn: Timothy J. Severt EVP of Administration 6 West Druid Hills Drive Atlanta, Georgia 30329

	(b)	ADDRESS FOR NOTICES TO LANDLORD

Fairfax Square Partners c/o Charles E. Smith Real Estate Services L.P. 2345 Crystal Drive Arlington, VA 22202

(c)	ADDRESS FOR PAYMENT OF RENT

Fairfax Square Partners c/o Charles E. Smith Real Estate Services L.P. P.O. Box 642417 Pittsburgh, PA 15264-2417

(d)	ADDRESS FOR LANDLORD’S RESIDENT AGENT IN VIRGINIA

Robert A. Armstrong, Esquire 2009 14th Street North Arlington, Virginia 22202

1.10 SPECIAL PROVISIONS

Waiver of Rent	Section 36
Remodeling the Demised Premises	Section 37
Parking	Section 38
Cancellation Option	Section 39
Renewal Option	Section 40
Right of First Offering	Section 41
Security Deposit	Section 42
Execution of Document	Section 43

1.11 EXHIBITS TO LEASE

Exhibit A-	Floor Plan
Exhibit B-	Remodeling Work
Exhibit C-	Building Rules and Regulations
Exhibit D-	Cleaning Specifications
Exhibit E-	Building Work Rules and Regulations

IN WITNESS WHEREOF, Landlord has caused this Lease, composed of Specific Provisions, General Provisions, Special Provisions and Exhibits, to be signed and sealed by one or more of its Members, Officers, General Partners, Trustees, or Agents, and Tenant has caused this Lease, as described above, to be signed in its corporate name by its duly authorized officer and its corporate seal to be hereto affixed and duly attested by its Secretary.

WITNESS:		LANDLORD: FAIRFAX SQUARE PARTNERS

		By:	CESC Fairfax Square Manager L.L.C.

/s/ Witness			By:		(SEAL)
Name: Joseph Macnow
Title: Executive Vice President

		By:	Chalice Investment Company, Inc.

			By:		(SEAL)
Name:
Title:

ATTEST:		TENANT: TRX, INC.

CORPORATE	/s/ Timothy J. Severt		BY	/s/ Timothy J. Severt	(SEAL)
SEAL	Secretary			Name: Timothy J. Severt
Title: EVP. Administration

GENERAL PROVISIONS

2.	RENT

2.1 Base Annual Rent.

(a) Payment of Base Annual Rent. Tenant shall pay the first monthly installment of Base Annual Rent specified in Section 1.3 upon execution of this Lease. After the Rent Start Date, subject to Section 36 of this Lease, Tenant shall pay the remaining monthly installments of Base Annual Rent in advance without deduction, demand, right of set-off or recoupment, except as otherwise set forth herein, on the first day of each and every calendar month throughout the entire Lease Term specified in Section 1.2(a), to Charles E. Smith Real Estate Services L.P. (“Landlord’s Agent”), by check or electronic funds transfer if requested by Landlord, or otherwise at the election of Tenant at the address specified in Section 1.9(b) or 1.9(c), as applicable, or to such other person or at such other place as Landlord may hereafter designate in writing thirty (30) days in advance of any payment to which such new address shall be effective.

(b) Escalation of Base Annual Rent. Commencing on the first anniversary date of the Rent Start Date and continuing on each subsequent anniversary thereof, the Base Annual Rent shall be increased by the Percentage Factor stipulated in Section 1.3(b) times the Base Annual Rent payable for the preceding Lease Year (all of which shall be calculated without giving effect to any waiver of rent or rent credit otherwise provided to Tenant). The escalated Base Annual Rent so determined shall be the “Base Annual Rent” for all purposes of this Lease, including the calculation of the increase in Base Annual Rent for the subsequent Lease Year.

2.2 Additional Rent. Commencing on the date set forth in Section 1.5 and continuing throughout the Lease Term, Tenant shall pay as Additional Rent Tenant’s pro rata share of any (i) Real Estate Taxes and (ii) Operating Expenses, in excess of the (i) Real Estate Taxes and (ii) Operating Expenses, respectively, accruing during the Base Year. Additional Rent shall be determined as follows:

(a) Real Estate Taxes. Tenant shall pay Tenant’s pro rata share, as defined in Section 1.5(a), of any Real Estate Taxes accruing during each Fiscal Year falling entirely or partly within the Lease Term, in excess of the amount of Real Estate Taxes accruing during the Base Year.

(i) The term “Real Estate Taxes” shall mean (1) all taxes, assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Lease Term (but such assessments shall be paid over the longest period possible), water, sewer, transportation or other excises, levies, license fees, permit fees, impact fees, inspection fees, and other authorization fees and other similar charges, in each case whether general or special, levied or assessed, ordinary or extraordinary, foreseen or unforeseen, of every character (including all interest and penalties thereon), which at any time during or in respect of the Lease Term, may, by any governmental or taxing authority, be assessed, levied, confirmed, or imposed on or in respect of, or be a lien upon Building and the land of which the Building is a part (the “Property”), Under no circumstances shall any of the following be deemed Real Estate Taxes for which the Tenant shall be responsible either individually or via any pass through by Landlord, (a) any income, excess profits, or other taxes of Landlord determined on the basis of its income, receipts, or revenues, (b) any estate, inheritance, succession, gift, capital levy, or similar tax of Landlord, (c) any franchise, capital stock, or similar taxes of Landlord (d) any income, excess profits, or other taxes of Landlord determined on the basis of its income or revenue derived pursuant to this Lease and (e) any assessment or additional tax associated with regard to (A) a change in ownership of the Building, the Complex or the Property or (B) the further additions to the Building, the Complex or the Property, (f) taxes on rents, gross receipts, or revenues of Landlord, (g) any penalties, late charges, or the like attributable to the late payment by Landlord of and Real Estate Taxes; and taxes, assessments or charges on any other property except for the Property.

(ii) If Real Estate Taxes accruing during the Base Year are subsequently reduced by any application or proceeding brought by or on behalf of Landlord for reduction in the amount of Real Estate Taxes payable by Landlord, the Real Estate Taxes deemed to have accrued during the Base Year shall be decreased and Landlord may promptly bill Tenant for the Additional Rent not previously paid by Tenant for any Fiscal Year during the Lease Term, based upon the reduced amount of Real Estate Taxes accruing during the Base Year.

(iii) Notwithstanding anything in this Lease to the contrary, including Sections 1.4 and 2.2, Real Estate Taxes for all fiscal years shall be “grossed-up” on the basis that the Building is Ninety-Five Percent (95%) occupied and fully assessed.

(iv) In addition to the pro rata share of any increase in Real Estate Taxes to be paid by Tenant pursuant to Sections 2.2(a)(i), (ii) and (iii) above, Tenant shall reimburse Landlord within thirty (30) days of demand therefor for any and all taxes required to be paid by Landlord upon, measured by, or reasonably attributable to the cost or value of Tenant’s Property.

(b) Operating Expenses. Tenant shall pay Tenant’s pro rata share, as indicated in Section 1.5(b), of any Operating Expenses accruing during each Fiscal Year falling entirely or partly within the Lease Term, in excess of the Operating Expenses accruing during the Base Year.

(i) The term “Operating Expenses” shall mean any and all expenses of Landlord in connection with the servicing, insuring, operation, maintenance, component replacement and repair of the Building and related interior and exterior appurtenances of which the Demised Premises are a part, or for health, welfare or safety; expenses, if any, of Landlord either alone or in conjunction with others to maintain common facilities, amenities, programs and services required or approved by jurisdictional authorities for the Building, the building site, the Complex or the locality in which the Complex is situated; the cost of any services to achieve a reduction of, or to minimize the increase in, Operating Expenses or Real Estate Taxes; management fees (not to exceed five percent [5%] of the gross rental income of the Building); vault rentals; business license, personal property and other taxes; capital expenditures and other costs of Landlord for equipment or systems installed to reduce or minimize increases in Operating Expenses, but only to the extent of the actual savings realized, or to comply with any governmental or quasi-governmental ordinance or requirement ( such costs, with interest, shall be recovered from Tenant in installments simultaneous with the payment of monthly installments of Base Annual Rent in accordance with a cost repayment schedule based on the useful life of such equipment or systems). At the sole discretion of Landlord, certain of these expenses may be equitably apportioned among two or more buildings in the Complex.

(ii) The term “Operating Expenses” shall not include any of the following, except to the extent that such costs and expenses are specifically included in Operating Expenses as described in Section 2.2(b)(i) above: capital expenditures and depreciation of the Building; painting and decorating of tenant space; interest and amortization of mortgages; ground rent; compensation paid to officers or executives of Landlord; taxes as measured by the net income of Landlord from the operation of the Building; insurance reimbursements of Operating Expenses to Landlord; Real Estate Taxes; brokerage commissions; costs of repairs, restoration, replacements or other work occasioned by fire, windstorm or other insured casualty (whether such destruction be total or partial) to the extent of insurance proceeds therefor; the cost of repairs, etc., occasioned by the exercise by governmental authorities of the right of eminent domain, whether such taking be total or partial, to the extent of any condemnation awards; costs occasioned by intentional tort of Landlord, or any subsidiary or affiliate of Landlord, or any employee or agent of same or the act of any other tenant in the Building, or any other tenant’s agents, employees, licensees or invitees, to the extent Landlord recovers the applicable cost from such person; leasing commissions, attorneys’ fees (except for those reasonable attorneys’ fees directly related to Operating Expenses or Real Estate Taxes); expenses incurred in connection with negotiations for leases with tenants, other occupants, or prospective tenants or other occupants of the Building, or similar costs incurred in connection with disputes with tenants, other occupants, or prospective tenants, or similar costs and expenses incurred in connection with negotiations or disputes with management agents, purchasers or mortgagees of the Building; allowances, concessions and other costs and expenses incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants (including Tenant), prospective tenants or other occupants and prospective occupants of the Building, or vacant, leasable space in the Building; costs or expenses relating to another tenant’s or occupant’s space which were incurred in rendering any service or benefit to such tenant that was not available to Tenant; payments of principal and interest or other finance charges made on any debt and rental payments made under any ground or underlying lease or leases; costs incurred in connection with the sale, financing, refinancing, mortgaging, selling or change of ownership of the Building, including attorneys’ and accountants’ fees, closing costs, title insurance premiums, transfer taxes and interest charges; costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payments of taxes, utility bills and other costs incurred by Landlord’s failure to make such payments when due; costs incurred by Landlord for trustees fees, partnership organizational expenses and accounting fees (except accounting fees relating solely to the ownership and operation of the Building); Landlord’s general corporate overhead and general and administrative expenses; any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or in the parking garage of the Building; rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature (except for equipment not affixed to the Building which is used in providing janitorial or similar services); the rent for Landlord’s on-site leasing office, or any other offices or spaces of Landlord or any related entity; Landlord’s income and franchise taxes; special assessments and other business taxes except those business taxes which relate solely to the operation of the Building; all amounts which would otherwise be included in Operating Expenses which are paid to any affiliate or subsidiaries of Landlord, or any representative, employee or agent of same, to the extent the costs of such services exceed fair market value; except the management fee paid to Landlord’s Agent, all other fees for management of the Building; costs or expenses of utilities directly metered to tenants of the Building and payable separately by such tenants; costs incurred (less costs of recovery) for any items to the extent covered by a manufacturer’s materialman’s, vendor’s or contractor’s warranty (a “Warranty”) which are paid by such manufacturer, materialman, vendor or contractor; electric power costs for which any tenant directly contracts with the local public service company; services provided and costs incurred in connection with the operation of the parking garage or retail or the ancillary operations owned, operated or subsidized by Landlord; rental for any space in the Building set aside for conference facilities, storage facilities or exercise facilities; wages and salaries for off-site employees and employees at the Building above the level of portfolio manager; and marketing expenses.

(iii) Notwithstanding anything in this Lease to the contrary, including Sections 1.4 and 2.2, Operating Expenses for all fiscal years shall be “grossed-up” on the basis that the Building is Ninety-Five Percent (95%) occupied and fully assessed.

2.3 Additional Rent Estimates and Adjustments.

(a) Initial Additional Rent Adjustments. Landlord shall submit to Tenant prior to the date set forth in Section 1.5 a statement of Landlord’s reasonable estimate of the increases described in Sections 2.2(a) and (b) above, together with the amount of Tenant’s Additional Rent which is estimated to result from such increases, in which event Tenant shall pay such estimated Additional Rent to Landlord in equal monthly installments beginning on the date set forth in Section 1.5, on the dates and in the manner required for the payment of Tenant’s monthly installments of Base Annual Rent.

(b) Annual Budget. Subsequent to the Calendar Year in which Tenant’s obligation to pay each component of Additional Rent pursuant to Section 2.2 commences, Tenant shall thereafter pay each such component of Additional Rent in twelve equal monthly installments based upon Landlord’s estimates. In order to provide for the current monthly payment of each component of Additional Rent described herein, Landlord shall submit to Tenant a statement of Landlord’s reasonable estimate of the increases described in Section 2.2 above, together with the amount of Tenant’s Additional Rent which is estimated to result from such increases. Tenant agrees to pay each such estimated component of Additional Rent to Landlord in twelve equal installments beginning on January 1, on the dates and in the manner required for the payment of Tenant’s monthly installments of Base Annual Rent.

(c) Additional Rent Reconciliations. After the end of each Calendar Year, and within one hundred eighty (180) days thereof, but without forfeiture or waiver of Landlord’s rights to Additional Rent if such deadline is not met, Landlord will submit to Tenant an un-audited financial statement of the actual increases in Real Estate Taxes and Operating Expenses accruing during the Fiscal Year which ended during such Calendar Year over the Real Estate Taxes and Operating Expenses which accrued during the Base Year, respectively. Such statement shall also indicate the amount of Tenant’s excess payment or underpayment of Additional Rent based on Landlord’s estimate described in Sections 2.3(a) and 2.3(b). If Additional Rent paid by Tenant during the preceding Calendar Year shall be in excess of, or less than, the aggregate of its share of the actual increase in Real Estate Taxes and Operating Expenses, Landlord and Tenant agree to make the appropriate adjustment following the submission of Landlord’s statement. Tenant shall either pay any Additional Rent due with the installment of Base Annual Rent due for the month following submission of Landlord’s statement (provided, in no event, less than thirty (30) days after receipt of such statement), or pay any Additional Rent due within thirty (30) days if the Lease Term has expired or has otherwise been terminated. Tenant shall deduct its excess payment, if any, from the installment of Base Annual Rent due for the month following submission of Landlord’s statement and/or any subsequent months until the overpayment is recouped, or following the expiration or earlier termination of the Lease Term, Tenant shall be reimbursed for any excess payments made, less any amounts then due Landlord under this Lease, within thirty (30) days of demand.

(d) Verification of Additional Rent. Unless Tenant asserts specific errors within one hundred eighty (180) days alter Landlord has submitted the un-audited financial statement for a Fiscal Year to Tenant, Tenant shall have no right to contest the amount of Tenant’s pro rata share of Real Estate Taxes and/or Operating Expenses or the statement submitted by Landlord. No such assertion of error by Tenant shall extend the time for payments as set forth in Sections 2.2 and 2.3 above. If Tenant has given a timely assertion of error and if it shall be determined by Landlord there is an error in Landlord’s statement, Tenant shall be entitled to a credit for any overpayment, which shall be applied to any sums then due Landlord under this Lease and then to the next installment(s) of Additional Rent until fully credited for the overpayment, or refunded if Tenant has vacated the Demised Premises, or Tenant shall be billed for any underpayment and shall remit any amount owing to Landlord within ten (10) business days of Tenants receipt of such statement. Notwithstanding anything herein to the contrary, in the event Tenant asserts in a timely fashion a specific error in the statement of Operating Expenses submitted by Landlord, Tenant shall have the right to examine, or have its accountant examine, at the office of Landlord’s accountant the books and records relating to the error specifically asserted from which such statement has been prepared. No such examination shall extend the time for payments due in accordance with this Section 2.3, however, Tenant shall pay upon demand a reasonable sum to reimburse Landlord for the costs of services of Landlord’s accountant in cooperating and assisting in the examination. If the specific error asserted amounts to more than five percent (5%) of the Operating Expenses statement and Tenant is found to have been correct, Landlord shall bear its and Tenant’s reasonable accountants’ costs and expenses.

(e) Fiscal Year. Landlord shall have the right, provided Tenant’s Additional Rent obligations are not increased or accelerated thereby, to change its Fiscal Year from time to time. If Landlord changes its Fiscal Year during the Lease Term, thereby creating a Fiscal Year with fewer than twelve (12) months (hereinafter “short year”), the Real Estate Taxes and Operating Expenses for the short year shall be determined on an annualized basis by taking the monthly average of the actual Real Estate Taxes and Operating Expenses, respectively, and multiplying each by twelve. The amounts determined by this method shall be used in determining the increases described in Sections 2.2(a) and 2.2(b) for the short year.

2.4 Intentionally deleted.

2.5 Survival of Rent Obligation. The obligation of Tenant with respect to payment of Base Annual Rent, as defined in Section 2.1, and Additional Rent as defined in Section 2.2, together with all other sums due hereunder, accrued and unpaid during the Lease Term, shall survive the expiration or earlier termination of this Lease.

2.6 Pro Rata Share. Tenant’s “pro rata share” stipulated in Sections 1.5(a) and 1.5(b) represents the ratio that the total rentable area of the Demised Premises bears to the total rentable area of the Building, hi the event of any dispute as to the Tenant’s “pro rata share”, certification of the “pro rata share” by an independent third (3rd) party architect shall be binding on both Landlord and Tenant.

2.7 Prorated Rent. Any Base Annual Rent or Additional Rent payable pursuant to Sections 2.1 and 2.2 for one or more full calendar months in a partial Fiscal Year at the beginning or end of the Lease Term shall be prorated based upon the number of months in the Fiscal Year. Any Base Annual Rent or Additional Rent payable pursuant to Sections 2.1 and 2.2 for a portion of a calendar month shall be prorated based upon the number of days in the applicable calendar month.

2.8 Application of Rent. No payment by Tenant or receipt by Landlord of lesser amounts of Base Annual Rent or Additional Rent than those required by this Lease shall be deemed to be other than on account of the earliest unpaid stipulated Base Annual Rent or Additional Rent. No endorsement or statement on any check or any letter accompanying any check or payment as Base Annual Rent or Additional Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Base Annual Rent and Additional Rent or pursue any other remedy provided in this Lease. Any credit due to Tenant hereunder by reason of overpayment of Base Annual Rent or Additional Rent shall first be applied to any Base Annual Rent, Additional Rent or other sums owed to Landlord by Tenant as set forth elsewhere in this Lease or if Tenant shall be in default when said credit shall be owed.

2.9 Late Payment Fee and Interest Charge. In the event any installment of Base Annual Rent or Additional Rent due hereunder is not paid within ten (10) calendar days after notice that the same was not received when due, then Tenant shall also pay to Landlord as Additional Rent (a) a late payment fee equal to five percent (5%) of the payment as liquidated damages for the additional administrative costs incurred by Landlord as a result of such late payments, plus (b) an interest charge calculated at twelve percent (12%) per annum on the delinquent payment from the date due until paid.

3.	CONSTRUCTION OF PREMISES AND OCCUPANCY

3.1 Tenant Plans.

Preparation of Tenant Plans. Landlord shall have the right to approve any architect and/or engineer selected by Tenant, which approval shall not be unreasonably withheld, and each of Tenant’s architects and engineers shall be licensed in the jurisdiction in which the Demised Premises are located and shall maintain (and provide Landlord with evidence of the existence of) professional liability insurance adequate in Landlord’s reasonable judgment. Tenant’s preliminary plan, whether prepared by an architect or engineer selected by Landlord or by Tenant’s architect or engineer, shall provide sufficient information to permit working drawings and cost estimate to be prepared (the cost of which shall be a permissible cost against the Landlord’s Contribution in accordance with Section 37.1). Upon completion of Tenant’s remodeling work, Tenant shall provide Landlord, at Tenant’s expense, with “as-built” plans of the Demised Premises. If the Demised Premises as reflected on Tenant’s plans are not in compliance with applicable building and fire codes, or do not comply with all requirements of the ADA, then Tenant’s plans shall not be, nor shall they be deemed to be, acceptable to Landlord. Landlord’s approval of Tenant’s plans or work does not constitute certification by Landlord that said plans or work meet the applicable requirements of any building or fire codes, laws or regulations, or the ADA, nor shall it impose any liability whatsoever upon Landlord.

3.2 Possession. If Landlord shall be unable to tender possession of the Demised Premises on the Commencement Date set forth hi Section 1.2 by reason of: for any reason beyond the control of Landlord, Landlord shall not be subject to any liability for the failure to tender possession on said date. Under such circumstances the Base Annual Rent and Additional Rent reserved and covenanted to be paid herein shall not commence until possession of the Demised Premises is tendered to Tenant. No such failure to tender possession on the Commencement Date set forth in Section 1.2 shall in any other respect affect the validity of this Lease or the obligations of Tenant hereunder. In the event the ac_________ Commencement Date does not occur within one (18 year of the date this Lease is fully executed and delivered by Landlord and Tenant, then Landlord, without further liability to Tenant, shall have the right to terminate this Lease upon thirty (30) days prior written notice to Tenant. If permission is given to Tenant to enter into possession of the Demised Premises prior to the date specified as the Commencement Date, Tenant covenants and agrees that such occupancy shall be deemed to be subject to all of the terms, covenants, conditions and provisions of this Lease.

3.3 Permits. Tenant shall be responsible for obtaining at Tenant’s sole cost and expense the construction and occupancy permits for the Demised Premises, which shall be a permissible cost against the Landlord’s Contribution (Section 37.1). Tenant shall be responsible for obtaining any other permits or licenses necessary for its lawful occupancy of the Demised Premises. Tenant shall provide Landlord with a copy of all such permits and licenses. Landlord shall cooperate with Tenant to procure all necessary permits from government authorities.

4.	SUBLETTING AND ASSIGNMENT

4.1 Consent. Without the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed in accordance with Section 4.5, Tenant will not sublet the Demised Premises or any part thereof or transfer possession or occupancy thereof to any person, firm or entity, or transfer or assign this Lease, and no subletting or assignment hereof shall be effected by operation of law or in any other manner, such as the transfer of all or substantially all of Tenant’s assets or voting control of Tenant’s stock, partnership interest or other equity, without such prior written consent of Landlord. If Tenant is a partnership, then any sale, conveyance, or other transfer of, or the grant of a security interest in, any partnership interest, or any dissolution of Tenant, or any act which will result in a potential future change in control, or a withdrawal or change, whether voluntary, involuntary or by operation of law, of a partner or partners owning a controlling interest in Tenant, shall be deemed a voluntary assignment of this Lease. If Tenant is a corporation, then any sale, conveyance, or other transfer of, or grant of a security interest in any controlling shares of stock, dissolution, merger, consolidation or other reorganization of Tenant, or any sale or transfer of a controlling interest of its capital stock, or any act which will result in a potential future change in control, or a withdrawal or change, whether voluntary, involuntary or by operation of law, of a shareholder or shareholders owning a controlling interest in Tenant, shall be not deemed an assignment of this Lease without Landlord consent. Further, all permitted sublettings and assignments of the Demised Premises and this Lease shall be subject to the provisions of this Lease, including but not limited to Section 4.3. No assignment shall be made except for the entire Demised Premises and Tenant further agrees that any permitted assignment of this Lease or subletting of the Demised Premises may be conditioned upon payment by Tenant of consideration and the delivery of such additional guarantees, collateral and/or other security as reasonably determined by Landlord. Any subletting or assignment consented to by Landlord, to be effective, shall be evidenced in writing in a form reasonably acceptable to Landlord. Consent by Landlord to any assignment or subletting by Tenant shall not operate as a waiver of the necessity for obtaining Landlord’s consent in writing to any subsequent assignment or subletting. The collection or acceptance of rent from any such assignee, subtenant or other occupant shall not constitute a waiver of or release of Tenant from any covenant or obligation contained in this Lease, nor shall such acceptance of rent be deemed to create any right to the Demised Premises in such assignee, subtenant or other occupant, nor any legal or other relationship between the Landlord and any such assignee, subtenant or other occupant. Landlord’s acceptance of any name for listing on the Building directory shall not be deemed, nor will it substitute for, Landlord’s consent as required by this Lease, to each sublease, assignment and any other occupancy of the Demised Premises. In the event that Tenant defaults under this Lease in the payment of Base Annual Rent or Additional Rent, Tenant hereby assigns to Landlord the rent and other sums due from any subtenant, assignee or other occupant and hereby authorizes each such subtenant, assignee and other occupant to pay said rent and other sums directly to Landlord upon demand. Any transfer of this Lease or the Demised Premises, or any transfer of any interest in Tenant restricted pursuant to this Section 4.1, without the prior written consent of Landlord pursuant to this Section 4.1 shall be void. By taking a transfer of this Lease by assignment, transfer of interest in Tenant, or by any other manner described in this Section 4.1, or otherwise with Landlord’s consent to the transfer, the transferee shall be bound by all provisions of this Lease, which shall be binding upon the transferee as if the transferee had signed this Lease in lieu of the original Tenant named herein. Provided Tenant is not then in default of any of the terms or conditions of this Lease, then notwithstanding anything to the contrary contained herein, Tenant shall not be required to obtain Landlord’s consent to assign this Lease or sublet all or any part of the Demised Premises to any parent, subsidiary or affiliated company or in connection with any merger, consolidation, spin off, asset sale, or similar transaction, but Tenant immediately shall furnish Landlord with written notice and a fully-executed copy of any such assignment or sublease agreement, together with a floor plan of the sublet area. Any such subletting or assignment shall be subject to the remaining provisions of Sections 4.1, 4.4, 4.6 and 4.7.

4.2 Recapture of Premises. In the event Tenant desires to sublet the Demised Premises or assign this Lease or effect the transfer of any interest in this Lease or in Tenant restricted pursuant to Section 4.1, Tenant shall give to Landlord written notice of Tenant’s intended subtenant, assignee or transferee in order to secure Landlord’s written consent in accordance with Section 4.1. Within thirty (30) days of receipt of said notice, Landlord shall have the right, at its option: (i) to terminate this Lease by giving Tenant not less than thirty (30) days notice if Tenant’s notice states the Tenant’s desire to assign this Lease or sublet more than fifty percent (50%) of the Demised Premises or effect a restricted transfer of an interest in this Lease or in Tenant; or (ii) if Tenant’s notice states the Tenant’s desire to sublet a portion of the Demised Premises, to terminate this Lease and simultaneously to enter into a new lease with Tenant for that portion of the Demised Premises Tenant may desire to retain upon the same terms, covenants and conditions as then set forth in this Lease, prorated based upon the space retained by Tenant. If Landlord exercises its right to terminate this Lease pursuant to clauses (i) or (ii) above, Tenant agrees that Landlord shall have access to all or any portion of the Demised Premises sixty (60) days prior to the effective termination date for remodeling or redecorating purposes. Tenant shall promptly execute such lease amendments and other documents as Landlord may require to effectuate the terms and intent of this Section 4.2.

4.3 Excess Rent and Other Consideration. Any rent and other consideration accruing to Tenant as the result of any sublease or any assignment of this Lease, which is in excess of the pro rata share of Base Annual Rent and Additional Rent then being paid by Tenant for all or a portion of the Demised Premises being sublet or assigned, shall be paid by Tenant to Landlord monthly as Additional Rent. One half (1/2) of any rent which is paid under any sublease or assignment in excess of the pro rata share of the Base Annual Rent and Additional Rent which would have been paid by Tenant during the Lease Term for such space, shall be paid by Tenant to Landlord promptly as Additional Rent. Tenant shall be permitted to deduct the reasonable advertising costs, reasonable brokerage commissions and reasonable remodeling costs, in calculating Landlord’s share of the net excess rent and other consideration to be paid to Landlord pursuant to this Section. Tenant shall provide documentation of such expenses to Landlord at the time Tenant requests Landlord’s giving consent to the subletting or assignment.

4.4 Tenant Liability. In the event of any subletting of the Demised Premises or assignment of this Lease by Tenant or transfer of an interest in this Lease or in Tenant, Tenant shall remain liable to Landlord for payment of the Base Annual Rent and Additional Rent stipulated herein and all other covenants and conditions contained herein. No subletting of the Demised Premises or assignment of this Lease or transfer of an interest in this Lease or in Tenant shall operate to release, discharge or otherwise affect the liability of any guarantors, co-signers or other parties liable to Landlord pursuant to the terms of any guaranty or otherwise for the obligations of Tenant under this Lease.

4.5 Reasonable Standards of Consent. Tenant acknowledges that Landlord, in considering whether to grant or withhold consent required of Landlord pursuant to this Section 4, shall be entitled to apply any or all of the following criteria:

(a) The financial strength of proposed subtenant/assignee/transferee must be acceptable to Landlord in Landlord’s reasonable discretion based on adequate current and historical financial information given by Tenant. Landlord shall be entitled to receive, and Tenant shall deliver or cause others to deliver, such guarantees, collateral and other security as Landlord shall reasonably request in conjunction with any prospective sublease, assignment or other transfer. Failure to provide such financial information, guarantees, collateral and other security shall be grounds for Landlord to withhold or deny consent;

(b) The proposed subtenant/assignee/transferee must have a good reputation in the business community and must be credit-worthy;

(c) Use of the Demised Premises by the proposed subtenant/assignee/transferee must be permitted by this Lease;

(d) Use of the Demised Premises by the proposed subtenant/assignee/transferee shall not violate or create any potential violation of any laws and must be in keeping with the character of the Building and the Complex;

(e) Use of the Demised Premises by the proposed subtenant/assignee/transferee shall not violate, or cause Landlord to violate, any other leases, agreements or mortgages affecting (i) the Demised Premises, the Building, the Complex or the land related to such improvements, or (ii) the Landlord, Landlord’s Agent or other tenants, whether such leases, agreements or mortgages were entered into prior or subsequent to this Lease;

(f) The proposed use shall be compatible with all other uses within the Building or Complex and the proposed use or user shall not cause a diminution in the reputation of the Building, the Complex, Landlord, Landlord’s Agent or other tenants;

(g) The proposed subtenant/assignee/transferee shall have no right to further sublet the subleased premises, nor to further assign this Lease, nor to further transfer any interest in such proposed subtenant/assignee/transferee;

(h) In the event Tenant is in default, beyond any applicable cure period, consent may be withheld irrespective of whether these other criteria are met by the proposed subtenant/assignee/transferee.

4.6 Other Transfers. Notwithstanding anything herein to the contrary, Tenant shall not pledge, assign, transfer, encumber or otherwise convey its interest in the Demised Premises conditionally or as security for any obligations of Tenant to any third party, or otherwise. Any such transfer in violation of this provision shall be void.

4.7 Rights on Default. In the event Tenant defaults under this Lease, beyond any applicable notice and cure period, in addition to the rights and remedies of Landlord outlined in Section 12, Landlord, at its option, may elect to recognize any sublease between Tenant and any subtenant, or any agreement by which Tenant has granted any leasehold estate or interest in the Demised Premises, as a direct lease or agreement between Landlord and such subtenant or other grantee, upon written notice to Tenant and such subtenant or other grantee, without releasing or affecting the liability of Tenant to Landlord under this Lease, and Tenant shall be deemed to have assigned its interest in such sublease or other agreement to Landlord (without the need for executing any further documentation evidencing same) and such subtenant or other grantee shall attorn to and recognize the rights of Landlord under such sublease or other agreement, as the case may be. Notwithstanding Tenant’s consent or acquiescence in the termination of this Lease and/or Tenant’s voluntary surrender of the Demised Premises (or any portion thereof), Landlord may consider any sublease or other agreement transferring a leasehold estate or interest in the Demised Premises, and/or any right to use or possess the Demised Premises (or any portion thereof) by any subtenant or other grantee, terminated as of the date Landlord terminates this Lease and/or Tenant’s right to possession of the Demised Premises, it being the intention of the parties that any leasehold estate or other interest in the Demised Premises shall be subject to the terms and conditions of this Lease, including all rights and remedies of Landlord outlined herein, notwithstanding anything to the contrary contained in such sublease or other agreement.

5.	SERVICES AND UTILITIES

5.1 Building Standard Services and Utilities. Subject to the limitations set forth in Section 5.3 below, Landlord shall furnish sufficient electric current for lighting and modern office equipment such as typewriters, calculators, office-size copiers, desktop personal computers and word processors and similar items. Landlord shall also furnish water for lavatory, kitchen, coffee and drinking purposes, lavatory supplies, fluorescent tube replacements, automatically operated elevator service and nightly cleaning service in accordance with Landlord’s prevailing practices which shall be consistent with other Class “A” office space in the surrounding area (as set forth in Exhibit D attached hereto), as they may be reasonably modified from time to time, except that Landlord shall not be responsible for cleaning Tenant’s kitchens, private bathrooms, rugs, carpeting (except vacuuming) and drapes. Landlord shall have no liability for and expressly disclaims any responsibility for__ engineering, design, installation, provision of or maintenance of Tenant’s telecommunications and data transmission systems and the inside wire associated therewith. Landlord further agrees to furnish heating and cooling during the appropriate seasons of the year, with individual controls for perimeter offices, between the hours and on the days set forth in Section 1.7 exclusive of legal public holidays as defined in section 6103(a) and (c) of Title 5 of the United States Code, as it may hereafter be amended. For purposes hereof, the following are the legal public holidays for the Building: New Year’s Day, Martin Luther King, Jr., Day, Inauguration Day, Presidents’ Day, Memorial Day (observed), Independence Day, Labor Day, Columbus Day (observed), Veterans’ Day (observed), Thanksgiving Day and Christmas Day. All of the aforesaid services shall be provided without cost to Tenant except as such expenses may be included in calculating Additional Rent pursuant to the provisions of Sections 2.2 and 2.3. Landlord shall not be liable for failure to furnish, or for suspension or delay in furnishing, any of such services if such failure, suspension or delay is caused by breakdown, maintenance or repair work, strike, riot, civil commotion, governmental regulations, emergency periods due to weather or any other cause or reason whatever beyond the reasonable control of Landlord. Failure, suspension, delay or interruption of services shall not result in any abatement of Base Annual Rent or Additional Rent, be deemed an eviction or breach of this Lease (including any express or implied covenant of quiet enjoyment), or relieve Tenant of performance of Tenant’s obligations under this Lease, unless the Demised Premises are rendered untenantable by such failure, suspension, delay or interruption of services for five (5) consecutive business days due to Landlord’s negligence or willful misconduct, in which event Tenant may abate paying Base Annual Rent from said fifth (5th) day until such service is restored.

5.2 Overtime Services. Should Tenant require heating and cooling services beyond the hours and/or days stipulated in Section 1.7, upon receipt of at least 24 hours prior written notice from Tenant for services on Saturdays, Sundays and holidays (4 hours prior faxed written notice otherwise), Landlord will furnish such additional service at the then-prevailing hourly rates for both utility services and personnel as established by Landlord from time to time; provided, further, that there will be a minimum charge of four (4) hours each time overtime services are required on Sundays and holidays only.

5.3 Excessive Usage.

(a) Equipment Restrictions. Tenant will not install or operate in the Demised Premises any heavy duty electrical equipment or machinery or any other equipment which consumes excess gas (where applicable), excess water, excess sewer services or excess electricity as defined in Section 5.3(b) below, without first obtaining prior written consent of Landlord which consent will not be unreasonably withheld, conditioned or delayed. Landlord may, among other things, require as a condition to its consent for the installation of such equipment or machinery that Tenant pay as Additional Rent the costs for excess consumption of such utilities that may be occasioned by the operation of said equipment or machinery. Landlord may make periodic inspections of the Demised Premises at reasonable times with reasonable notice to determine that Tenant’s equipment and machinery comply with the provisions of this Section and Section 5.4.

(b) Excess Electrical Usage. The consumption of electricity, including lighting, but excluding HVAC, in excess of five (5) watts per square foot for any portion of the Demised Premises shall be deemed excessive. Additionally, any individual piece of electrically operated machinery or equipment having a name plate rating in excess of two (2) kilowatts shall also be deemed as requiring excess electric current.

(c) Additional Utility Costs. Landlord shall have the right to either require that one or more separate meters be installed to record the consumption or use of electricity or other utilities, or cause a reputable independent engineer to survey and determine the quantity of such utilities consumed by such excessive use. If excess electric consumption is established by such meters or survey, then the cost of any such survey and meters and of installation, maintenance and repair thereof shall be paid for by Tenant only if excess consumption is established. Tenant agrees to pay Landlord (or the utility company, if direct service is provided by the utility company), promptly upon demand therefor, for all such excess consumption and demand as shown by said meters, or a flat monthly charge determined by the survey, as applicable, at the rates charged for such service by the local public utility company. If Tenant’s cost of such utilities based on meter readings is to be paid to Landlord.

5.4 Excessive Heat Generation. Landlord shall not be liable for its failure to maintain comfortable atmospheric conditions in all or any portion of the Demised Premises due to heat generated by over-occupancy of the Demised Premises or by any equipment, machinery or additional lighting installed by Tenant (with or without Landlord’s consent) that exceeds design capabilities for the Building. If Tenant desires additional cooling to offset excessive heat generated by such over-occupancy, equipment, machinery or additional lighting, Tenant shall pay for auxiliary cooling equipment and the operating, maintenance, repair and replacement costs of such equipment, including without limitation electricity, gas, oil and water. If Tenant does not desire such auxiliary cooling equipment, Tenant shall pay for excess electrical consumption by the existing cooling system. Tenant shall pay for electricity for auxiliary air conditioning service, computer operation, and any other special electrical equipment resulting in abnormal electrical consumption.

5.5 Building Security. Any security system or other security measures (collectively, the “Security System”) that Landlord may undertake for protection of the Demised Premises, the Building and/or Complex (including any parking garages or areas) are for the protection of the physical structures only and shall not be relied upon by Tenant, its agents, employees or invitees to protect Tenant, Tenant’s Property and Leasehold Improvements or Tenant’s employees, invitees or their property. Tenant shall not intentionally and knowingly do anything to circumvent or intentionally and knowingly allow others to circumvent any Security System. Landlord shall not be liable for any failure of any Security System to operate or for any breach or circumvention of the Security System by others, and Landlord makes no representations or warranties concerning the installation, performance and monitoring of any Security System, or that it will detect or avert the occurrences which any such Security System is intended or expected to detect or avert.

5.6 Roof and Auxiliary Spaces. Tenant shall not use the roof, roof utility closets or other auxiliary spaces in the Building for antennas, condenser coolers, telecommunications and/or data transmission equipment or any other type of equipment or for any other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, but may be conditioned upon the terms of a separate written agreement, reasonably agreeable to all parties, and the payment by Tenant of separate consideration for the use of such space.

5.7 Trash Removal. Tenant and Landlord covenant and agree, at their sole cost and expense, to comply with all present and future laws, orders and regulations of the federal, state, county, municipal and local governments, departments, commissions, agencies and boards regarding the collection, sorting, separation and recycling of trash to the extent the same is applicable to such parties responsibilities with regard to Trash removal, if any, contained herein. Landlord, upon thirty (30) days prior written notice to Tenant, and provided the Landlord places the same requirement upon all tenants of the Building, reserves the right to refuse to collect or accept from Tenant any trash that is not separated and sorted as required by law. Tenant and Landlord shall pay all costs, expenses, fines, penalties and damages that may be imposed on Landlord or Tenant by reason of such parties’ failure to comply with the provisions of this Section, and Tenant and Landlord, at such parties’ sole cost and expense, shall indemnify, defend and hold the other harmless from and against any actions, claims and suits (including legal fees and expenses) arising from such noncompliance, utilizing counsel reasonably satisfactory to the party being indemnified. Notwithstanding anything herein to the contrary, the Landlord acknowledges and agrees that it is Landlord’s sole responsibility to arrange for trash removal services with regard to the Building and the Premises.

6.	USE AND UPKEEP OF PREMISES

6.1 Use. Tenant shall use and occupy the Demised Premises only for the purposes specified in Section 1.8 and for no other purpose whatsoever, and shall comply, and cause its employees, agents, contractors, invitees and other users of the Demised Premises to comply, with all applicable federal, state and local laws, statutes, ordinances and regulations, including, but not limited to, the ADA, zoning regulations, and smoking regulations; provided, however, that Tenant may, at Tenant’s option, have a casual attire policy for its employees. Any variation or deviation from the specific use expressly set forth in Section 1.8 shall be deemed a default of this Lease, Tenant shall pay before delinquency any business/or other tax and fee that is now or hereafter assessed or based upon Tenant’s use of the Demised Premises, the conduct of Tenant’s business in the Demised Premises or Tenant’s Property. If any such tax or fee is enacted or altered so that such tax or fee is imposed upon Landlord so that Landlord is responsible for collection or payment thereof, then Tenant shall promptly pay the amount of such tax or fee directly to the taxing authority, or if previously paid by Landlord, to Landlord within a reasonable time period following demand therefor.

6.2 Illegal and Prohibited Uses. Tenant will not use or permit the Demised Premises or any part thereof to be used for any disorderly, unlawful or extra hazardous purpose and will not manufacture anything therein. Tenant will not use or permit the Demised Premises to be used for any purposes that interfere with the use and enjoyment by other tenants of the Building or Complex or, in Landlord’s reasonable opinion, impair the reputation or character of the Building, Complex, Landlord or Landlord’s Agent; provided, however, that Landlord hereby represents and warrants that Tenant’s intended use of the Premises does not, and will not be deemed in the future, a violation of this Section provided such use is carried on in accordance with Tenant’s normal business practices. Tenant shall immediately refrain from and discontinue such use after receipt of written notice from Landlord or immediately commence the discontinuance of such use.

6.3 Insurance Rating. Tenant will not do or permit anything to be done in the Demised Premises, the Building or the Complex or bring or keep anything therein which shall in any way increase the rate of fire or other insurance on said Building or the Complex, or on the property kept therein, or conflict (or permit any condition to exist which would conflict) with applicable fire laws or regulations, or with any insurance policy upon said Building or Complex or any part thereof, or with any statute, rules or regulations enacted or established by any appropriate governmental authority. Tenant shall be responsible for any increase in insurance costs with respect to the Building or Complex if the increases were caused by its actions or failure to act and the Tenant was given adequate prior written notice of the same (where applicable).

6.4 Alterations.

(a) Approval Required. Except for cosmetic changes and decorations, and non-structural improvements of less than $5,000.00, Tenant shall not make any alterations, installations, changes, replacements, repairs, additions or improvements in or to (or which interfere with) the structural elements of the Building or the Demised Premises, or the Systems (hereinafter defined), without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole and absolute discretion. Tenant shall not make any non-structural, non-System or cosmetic alterations, changes, replacements, repairs, additions or improvements in or to the Demised Premises or any part thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. All Tenant plans and specifications shall be submitted to Landlord for prior approval. All Tenant engineering plans and specifications shall be prepared at Tenant’s expense by Tenant’s designated engineer. Landlord may, among other things, condition its consent upon Tenant’s agreement that any construction up-gradings required by any governmental authority as a result of Tenant’s work, either in the Demised Premises or in any other part of the Building or Complex, will be paid for by Tenant in advance. Tenant shall not install any equipment of any kind or nature whatsoever which will or may necessitate any changes, replacements or additions to the water system, plumbing system, heating system, ventilating system, air-conditioning system, supply, return or control systems, Landlord’s data system(s), or the electrical system of the Demised Premises or the Building (collectively, the “Systems”), nor install or use any air-conditioning unit, engine, boiler, generator, machinery, heating unit, stove, water cooler, ventilator, radiator or any other similar apparatus, nor modify or interfere with any of the Systems, without the prior written consent of the Landlord, which consent will not be unreasonably withheld, conditioned or delayed. Any auxiliary air-conditioning equipment which Tenant may desire to install in the Demised Premises shall be connected to the Building’s commercial condenser water system, if available, and Tenant shall pay to Landlord such reasonable charges as established by Landlord from time to time for the use of the Building’s commercial condenser water system. Tenant shall not modify or interfere with the Systems without the prior written consent of Landlord will not be unreasonably withheld, conditioned or delayed, and then only as Landlord may direct. Landlord may condition its consent upon Tenant’s payment of all costs to make such changes, replacements or modifications. Tenant shall not design, configure, install, use or arrange for the design, configuration, installation or use of its telecommunications and data transmission systems or inside wire associated therewith in any manner that interferes with the existing telecommunications and/or data transmission systems or inside wire associated therewith of Landlord or other tenants in the Building. Landlord’s consent to any work by Tenant or approval of Tenant’s plans or specifications shall not be deemed a certification that such work complies with applicable building codes, laws or regulations, nor shall it impose any liability whatsoever upon Landlord.

(b) Alteration Requirements. All of Tenant’s approved work shall be done in accordance with Landlord’s Building Work Rules and Regulations a copy of which is attached hereto as Exhibit E (as promulgated and reasonably amended by Landlord from time to time in such a manner so as to not materially increase Tenant’s obligations under this Lease or materially diminish Tenant’s rights under this Lease) and shall be done by duly qualified, licensed and bonded contractors in accordance with all applicable laws, codes, ordinances, rules and regulations, and Tenant shall obtain (or give) at its cost any required permits, licenses, registrations, notices, or inspections for performance of its work. Prior to the commencement of such work Tenant must either deposit with Landlord evidence of the existence of a bond deemed sufficient by Landlord against construction liens, or obtain an executed waiver of lien from each contractor or vendor that will perform or furnish to Tenant work, labor, services or materials for any alterations, installations, replacements, additions or improvements in or to the Demised Premises. Notwithstanding the aforesaid, if any mechanic’s or materialman’s lien shall at any time, whether before, during or after the Lease Term, be filed against any part of the Building or other property of Landlord by reason of work, labor, services or materials performed for or furnished to or on behalf of Tenant (except to the extent the same is furnished on behalf of Tenant by Landlord), Tenant shall forthwith cause the lien to be released of record by being discharged or bonded off to Landlord’s satisfaction within ten (10) business days after being notified of the filing thereof. If Tenant shall fail to cause such lien to be released of record within said ten (10) day period, then, in addition to any other right or remedy of Landlord, Landlord may bond off or discharge the lien by paying the amount claimed to be due. Any amount paid by Landlord, whether as bond premium or payment of the lien amount, and all costs and expenses, including reasonable attorneys’ fees incurred by Landlord in procuring the same and its release from the appropriate land records, shall be due from Tenant to Landlord and shall be payable on the first day of the next following month, or if the Lease Term has expired, upon demand.

(c) Removal of Leasehold Improvements and Tenant’s Property. All Leasehold Improvements within the Demised Premises shall, subject to Landlord’s right to require Tenant to remove all or any portion of the Leasehold Improvements and restore the Demised Premises to its condition as of the Rent Start Date, remain at the expiration or earlier termination of the Lease Term without disturbance, molestation or injury. Should Landlord elect that Leasehold Improvements be removed upon the expiration or earlier termination of the Lease Term, and/or should Tenant fail to remove all or any portion of Tenant’s Property in accordance with the provisions of this Lease, Tenant hereby agrees that Landlord shall have the right to cause all or any portion of the Leasehold Improvements and/or Tenant’s Property to be removed at Tenant’s sole cost and expense. Landlord shall not require Tenant to remove any Alterations unless Landlord advised Tenant when Tenant requested Landlord’s consent thereto that such improvements would have to be removed and the same are not customary and typical for ordinary office use. Tenant hereby agrees to reimburse Landlord for the cost of such removal together with the cost of repairing any damage resulting therefrom, and the cost of restoring the Demised Premises to its condition as of the Rent Start Date. Approximately sixty (60) days prior to Tenant’s scheduled vacation of the Demised Premises, Landlord and Tenant shall meet to review what items shall be removed and what items shall remain as determined by the parties in accordance with this Lease. Landlord shall provide its estimate to Tenant of the costs of such removal and the costs of any repairs to or restoration of the Demised Premises as herein provided, and Tenant shall have the right, but not the obligation, to have Landlord perform such work by promptly depositing with Landlord one half (1/2) of the sum equal to such estimated costs. In the event Tenant fails to remove the Leasehold Improvements designated by Landlord for removal prior to the expiration of the Lease Term and/or fails to remove Tenant’s Property as aforesaid and/or fails to make such repairs and/or restoration as aforesaid, Landlord shall cause the removal, repair and/or restoration to be performed at Tenant’s sole expense, which expense shall not be limited by the amount of the deposit referred to herein. Tenant shall provide for the transfer or disposal of all items removed, failing which Landlord is hereby authorized to dispose of same in any manner deemed appropriate, including, but not limited to, disposal into the trash, without liability to Tenant, and at Tenant’s sole cost and expense, and Tenant shall indemnify, defend and hold harmless Landlord, Landlord’s Agent and their respective employees and agents from and against all claims, damages, costs and expenses, including reasonable attorneys’ fees, arising from or in connection with the disposal of all or any items removed by Landlord hereunder. In the event, for whatever reason, the parties do not meet to review which items shall be removed and which items shall remain, and/or Tenant, for whatever reason, fails to deposit with Landlord the deposit hereinabove stated, then Landlord is hereby authorized to proceed following the termination or expiration of this Lease, as it deems appropriate, with such removal and disposition of property, and repair and/or restoration, without liability to Tenant, and at Tenant’s sole cost and expense.

(d) Compliance with Laws. In the event that during the Lease Term either Landlord or Tenant shall be required by the order or decree of any court, or any other governmental authority, or by law, code or ordinance (including but not limited to the ADA), to repair, alter, remove, reconstruct, or improve any part of the Demised Premises, then Tenant agrees, at its sole cost and expense, to comply with such requirements imposed on Demised Premises or Tenant and shall perform, at its expense, or Tenant shall permit Landlord to perform, at Tenant’s expense, such repairs, alterations, removals, reconstructions, or improvements. Notwithstanding the foregoing, any required work which is generally applicable to all landlords similarly situated shall be Landlord’s responsibility. Within ten (10) days after receipt, Tenant shall advise Landlord in writing, and provide the Landlord with copies of (as applicable), (i) any notices alleging violation of any law, code or ordinance (including the ADA) relating to any portion of the Demised Premises, (ii) any claims made or threatened in writing regarding noncompliance with any law, code or ordinance and relating to any portion of the Demised Premises, or (iii) any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with any law, code or ordinance and relating to any portion of the Demised Premises. No such order or decree or the compliance required therewith shall have any effect whatsoever on the obligations or covenants of Tenant herein contained. Tenant hereby waives all claims for damages or abatement of Base Annual Rent and Additional Rent because of such repairing, alteration, removal, reconstruction, or improvement. Notwithstanding anything in this Section to the contrary. Landlord will comply with all orders of any government agency to conform the common areas of the Building with the requirements of The Americans with Disabilities Act (ADA). Tenant shall be responsible at its expense for compliance of the Demised Premises with the ADA.

6.5 Maintenance by Landlord.

(a) Landlord Repairs and Maintenance. Except to the extent that Tenant is required to maintain and repair pursuant to Sections 5.4, 6.4, 6.7, 6.8, 6.10, 6.11, 9 and 21, Landlord shall maintain and repair all public or common areas located within the Building, including external landscaping, walkways and parking areas, and, except to the above extent, Landlord shall make repairs to structural roofs, walls and building standard heating, air conditioning, plumbing and electrical systems and equipment and shall, as a general manner, keep the Premises, the Building, the common areas, parking lots, sidewalks, landscaped areas and access drives, in good working order and repair, in a first class, clean, neat, attractive condition and in compliance with all applicable laws, rules and regulations. All work done in the Building and the Premises and/or in the Complex shall be done in a manner so as to minimize any interference with the Tenant’s business. In the event the Tenant is prevented from operating for seventy-two (72) consecutive hours, the Tenant shall receive an abatement in rent. Except as otherwise expressly provided in this Lease, such maintenance shall be provided without cost to Tenant, except that (i) such expenses may be included in calculating the Additional Rent pursuant to the provisions of Sections 2.2 and 2.3; and (ii) if such expenses are incurred by Landlord in making repairs attributable to the negligent acts or omissions of Tenant or Tenant’s employees, agents, contractors or invitees, then Tenant shall reimburse Landlord for all such expenses within ten (10) business days after Landlord submits a bill for such costs to Tenant. In such case, Tenant hereby waives all claims for damages or abatement of Base Annual Rent and Additional Rent because of such repairing, alteration, removal, reconstruction, or improvement.

(b) Use of Demised Premises by Landlord. Landlord reserves the right to erect, use, maintain, repair and replace all pipes, ducts, conduits, wiring, fluids, gases, components, and similar materials and structures in and through the Demised Premises, including any changes, additions or replacements as Landlord may from time to time make thereto. Any such installations, use, maintenance, repair and replacement shall be conducted in such a way as to minimize any interference with the operation of Tenant’s business in the Premises (including conducting any such work during non business hours) and all such work shall be subject to the abatement in rent set forth above in Section 6.5(a). Landlord may install any and all materials, equipment, pipes, ducts, conduits, wires, and related fluids, gases, components and mechanical equipment serving other portions, tenants and occupants of the Building, in, through, under or above the Demised Premises that Landlord deems desirable and shall have the right to locate, both vertically and horizontally, utility lines, wiring, air ducts, flues, duct shafts, drains, sprinkler mains and valves, and such other facilities within the Demised Premises as may be deemed necessary by engineering design and/or code and/or other legal requirements and to repair, alter, replace or remove these items. Any such installations, use, maintenance, repair and replacement shall be conducted in such a way as to minimize any interference with the operation of Tenant’s business in the Premises (including conducting any such work during non business hours) and all such work shall be subject to the abatement in rent set forth above in Section 6.5 (a). These shall be located so as to cause minimum interference with Tenant’s use of the Demised Premises and shall, if possible, be located above Tenant’s suspended ceiling, if any, or as close to the concrete slab as possible, below the floor, along column lines or in storage areas. Landlord shall have the right to remove or abate any hazardous materials located in the Demised Premises and Tenant shall fully cooperate with Landlord in this regard. Landlord’s right to locate facilities within the Demised Premises shall include facilities required by tenants or occupants in levels above or below the Demised Premises as well as on the same level as the Demised Premises. None of the above conduct by Landlord shall be deemed to constitute an interference with Tenant’s quiet enjoyment or an actual or constructive eviction of Tenant; provided, however, if the Demised Premises are rendered untenantable for five (5) consecutive business days due to Landlord’s negligence or willful misconduct, then Tenant may abate paying Base Annual Rent from said fifth (5th) day until the Demised Premises are again tenantable.

(c) Landlord’s Representation. Landlord represents that, as of the date hereof. Landlord is not in receipt of any violation notice regarding any laws or codes that affect the Demised Premises or the Building.

6.6 Signs and Publications. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the outside of the Building, or in the common areas of the Building, or inside the Demised Premises where it may be visible from the public areas of the Building, except on the directories, the entrance to the Premises, and doors of offices, and then only in such size, color, method of attachment and style as Landlord shall approve in its reasonable discretion. Landlord shall have the right to prohibit any signage or publication of Tenant on the Demised Premises which in Landlord’s opinion tends to impair the reputation or character of the Building, Complex, Landlord or Landlord’s Agent and which is not in keeping with similar signage permitted of other tenant’s in the Building. Tenant shall refrain from and discontinue such signage or publication upon receipt of written notice from Landlord, but in no event later than five (5) business days after receipt of such notice. Landlord shall maintain in the lobby of the Building a directory board which shall include the name of Tenant and, subject to the limitations set forth in Section 4.1, any other names reasonably requested by Tenant. Space on the directory board shall be allocated to Tenant in proportion to the square footage of office space leased by Tenant in the Building pursuant to this Lease. Landlord, at its expense, shall also provide Tenant with building standard suite entry signage for the Demised Premises all at Landlord’s sole cost and expense. Tenant may post seventh (7th) floor elevator lobby signage at Tenant’s expense.

6.7 Excessive Floor Load. Landlord shall have the right to prescribe the weight and method of installation of safes, computer equipment, and other heavy fixtures or equipment in a non discriminatory manner and in accordance with the requirements established for similar Class “A” space in the surrounding area. Tenant will not install in the Demised Premises any item of Tenant’s Property or fixtures that will place a load upon the floor exceeding the designed floor load capacity of the floor and the Building. Landlord may prescribe the placement and positioning of all such objects within the Demised Premises and/or Building, and, if necessary, such objects shall be placed upon platforms, plates or footings of such size as Landlord shall prescribe. All damage done to the Building or the Demised Premises by installing or removing a safe or any other article of Tenant’s Property or fixtures, or due to its being in the Demised Premises, shall be repaired at the expense of Tenant.

6.8 Moving and Deliveries.

(a) Prohibitions/Notices. Moving in or out of the Building is prohibited on days and hours specified in Section 1.7, without the consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed. Tenant shall only use freight elevators and loading areas, if provided in the Building, for all moving and deliveries. Tenant shall provide Landlord with forty-eight (48) hours advance written notice of any move and obtain Landlord’s reasonable approval therefor in order to facilitate scheduling use of freight elevators and loading areas.

(b) Coordination with Landlord. No freight, furniture or other bulky matter of any description shall be received into the Building or carried in the elevators, except as authorized by Landlord, All moving of furniture, material and equipment shall be under the direct control and supervision of Landlord, who shall, however, not be responsible for any damage to or charges for moving same. Deliveries from lobby and freight areas requiring use of hand carts shall be restricted to freight elevators. All hand carts shall be equipped with rubber tires and side guards. Any control exercised by Landlord hereunder shall be deemed solely for the benefit of Landlord and the Building, and shall not be deemed to make any of Tenant’s employees, agents or contractors the agent or servant of Landlord. Tenant shall promptly remove from the public areas in or adjacent to said Building any of Tenant’s property delivered or deposited there.

(c) Moving Damages. Any and all damage or injury to the Demised Premises or the Building caused by moving the property of Tenant into or out of the Demised Premises shall be repaired at the sole cost of Tenant. In conjunction with the foregoing, Tenant shall indemnify, defend and hold Landlord harmless with respect to any and all damages and injuries to the Demised Premises or the Building, and with respect to any property damage and injury to others. Without releasing Tenant from any liability hereunder, Tenant shall cooperate with Landlord to identify delivery contractors and movers causing damage to the Building or Demised Premises or causing property damage or injury to others.

6.9 Rules and Regulations. Tenant shall, and shall ensure that Tenant’s agents, employees, invitees and guests, faithfully keep, observe and perform the Building Rules and Regulations set forth in Exhibit C, attached hereto and made a part hereof, and such amendments, modifications and additions thereto as Landlord may promulgate from time to time (provided such changes do not materially interfere with Tenant’s rights under this Lease), unless waived in writing by Landlord. Any other such rules and regulations shall not substantially interfere with the intended use of the Demised Premises, but Tenant acknowledges that the Building Rules and Regulations, which, in Landlord’s judgment, are needed for the general well-being, operation and maintenance of the Demised Premises, the Building and the Complex, together with their appurtenances, are reasonable. Landlord shall have the right to specifically enforce all Building Rules and Regulations following Tenant’s failure to abide by the same and following any applicable notice and cure period. In addition to any other remedy provided for herein, Landlord shall have the right to collect from Tenant a fine of $200 for each repeat violation of any material portion of any material portion of the Building Rules and Regulations which is not cured within three (3) business days after written notice to Tenant; provided, however, if such violation is not curable within three (3) business days, Tenant shall cure the violation within thirty (30) days or such longer period of time as is reasonable under the circumstances. Landlord shall not be liable to Tenant for violation of the Building Rules and Regulations by any other tenant, its employees, agents, invitees, licensees, customers, clients, family members or guests. Further, it shall be in Landlord’s reasonable judgment as to whether Tenant is in compliance with the Building Rules and Regulations. Landlord shall use reasonable efforts to enforce the Rules and Regulations equitably.

6.10 Tenant Maintenance and Condition of Demised Premises Upon Surrender. At all times during the Lease Term, Tenant will keep the Demised Premises and the Leasehold Improvements and Tenant’s Property in a neat, clean and orderly condition, will suffer no waste or injury to the Demised Premises and Leasehold Improvements, and will, subject to the provisions of Section 6.4(c), at the expiration or other termination of the Lease Term, surrender and deliver up the Demised Premises and Leasehold Improvements in like good order and condition as they shall be at the Commencement Date, ordinary wear and tear and, subject to the provisions of Section 9, damage by casualty excepted. The Tenant’s maintenance and repair obligations shall be limited to keeping the interior, non structural portions of the Premises in a neat condition including items such as painting, cleaning carpets and the like, but in no event shall the Tenant be liable of or obligated to perform repairs, maintenance or replacements of partition or demising walls, ceilings, exterior windows, doors or the like unless the same is required by the negligence of the Tenant in which event the Tenant shall pay for the cost of the same only, and shall have no further responsibility for the same

6.11 Tenant Property and Leasehold Improvements. Maintenance and repair of Tenant’s Property and any Leasehold Improvements within or related to the Demised Premises shall be the sole responsibility of Tenant, and Landlord shall have no obligation in connection therewith. Notwithstanding anything herein to the contrary, and subject to the provisions of Sections 6.4 and 12.8 pertaining to removal from the Demised Premises, Tenant shall have no right to remove from the Demised Premises any of Tenant’s Property and/or Leasehold Improvements upon and during the continuation of any default by Tenant under this Lease.

6.12 Landlord’s Right to Perform Tenant’s Duties. In the event that repairs required to be made by Tenant pursuant to this Lease become critical by reason of Tenant’s failure to maintain the Demised Premises or the Tenant’s Property in good order and condition and in compliance with all applicable laws, orders and regulations, Landlord may, but shall not be obligated to, make repairs at Tenant’s expense. Within ten (10) days after Landlord renders a bill for the cost of said repairs, Tenant shall reimburse Landlord.

7.	ACCESS

7.1 Landlord’s Access. Landlord, Landlord’s Agent, and their agents and employees, shall have the right to enter the Demised Premises at all reasonable times (a) to make inspections or to make such repairs and maintenance to the Demised Premises or repairs and maintenance to other premises as Landlord may deem necessary but always in a manner so as to avoid any interference with the operation of Tenant’s business from the Premises (including access to the Premises during non business hours); and; (b) to exhibit the Demised Premises to prospective tenants during the last six (6) months of the Lease Term with advance notice as to not interfere with Tenant’s activities.

7.2 Restricted Access. No additional locks, other devices or systems which would restrict access to the Demised Premises shall be placed upon any doors without the prior consent of Landlord. Landlord’s consent to installation of anti-crime warning devices or security systems shall not be unreasonably withheld, or conditioned, or delayed; provided Landlord shall not be required to give such consent unless Tenant provides Landlord with a means of access to the Demised Premises for the purposes outlined in Section 7.1 above. Unless access to the Demised Premises is provided during the hours when cleaning service is normally rendered, Landlord shall not be responsible for providing such service to the Demised Premises or to those portions thereof which are inaccessible during said hours. Such inability by Landlord to provide cleaning services to inaccessible areas shall not entitle Tenant to any adjustment in Base Annual Rent, Additional Rent or other sums due hereunder.

7.3 Tenant’s Access. Subject to the provisions of Sections 5.2 and 5.5, Tenant, its employees and agents shall have access to the Demised Premises, via at least one (1) operable elevator (except in emergencies), twenty-four (24) hours per day, 365 days per year, and, for the purpose of access to the Demised Premises only, shall have the right in common with all other tenants, Landlord and Landlord’s agents and employees to use public corridors, elevators and lobbies as well as access drives and walkways. Landlord may at any time and from time to time during the Lease Term exclude and restrain any person from access, use or occupancy of any or all mechanical and auxiliary spaces, roofs, public corridors, elevators and lobbies, excepting, however, Tenant and other tenants of Landlord and bona fide invitees of either who make use of said public facilities in accordance with the rules and regulations established by Landlord from time to time with respect thereto. Provided commercial reasonableness is always maintained, Landlord may at any time and from time to time close all or any portion of said public facilities to make repairs or changes, to prevent a dedication to any person or the public, and to do and perform such other acts in and to said public facilities as in the exercise of good business judgment Landlord shall determine to be advisable. It shall be the duty of Tenant to keep all of said public facilities free and clear of any obstructions created or permitted by Tenant or resulting from Tenant’s operation. In order to protect the integrity of telephone service in the Building, Landlord may, at its option, supervise or restrict Tenant’s access to any or all equipment rooms, inside wire space and/or conduits or the demarcation point.

8.	LIABILITY

8.1 Tenant’s Property. All of Tenant’s Property, the Leasehold Improvements and the personal property of Tenant’s employees, agents, contractors, visitors and invitees in the Demised Premises or in the Building shall be at their sole risk. Landlord, Landlord’s Agent, and their respective agents and employees shall not be liable for any damage to Tenant’s Property; provided, however, the foregoing provision shall not apply (a) if the loss was caused by the negligence of Landlord Landlord’s Agent or their agents or employees, and (b) the Tenant has not otherwise waived and released its claims pursuant to Section 8.5(f).

8.2 Criminal Acts of The Parties. Landlord, Landlord’s Agent and their respective agents and employees shall not be liable in any manner to Tenant, its agents, employees, invitees or visitors for any injury or damage to Tenant, Tenant’s agents, employees, invitees or visitors, or their property, caused by the criminal or intentional misconduct of third parties or of Tenant, Tenant’s employees, agents, invitees or visitors on or about the Demised Premises, Building and/or Complex (including any parking garages and parking areas). All claims against Landlord, Landlord’s Agent and their respective agents and employees for any such damage or injury are hereby expressly waived by Tenant.

8.3 Intentionally deleted.

8.4 Construction on Contiguous Property. Landlord, Landlord’s Agent and their respective agents and employees shall not be liable for damages, nor shall this Lease or any Base Annual Rent, Additional Rent or other sums due hereunder be affected, for conditions arising or resulting from construction within or around the Demised Premises or Building or Complex or on contiguous or neighboring properties and which affect the Complex, the Building and/or the Demised Premises unless the Demised Premises are rendered untenantable thereby for five (5) consecutive business days due to Landlord’s, negligence or willful misconduct, in which event Tenant may abate paying Base Annual Rent from said fifth (5th) day until the Demised Premises are again tenantable.

8.5 Insurance.

(a) Liability Insurance. During the Lease Term, Tenant at its sole cost shall maintain public liability and property damage insurance (“Commercial General Liability”) which includes coverage for personal injury and death, property damage, advertising injury, completed operations and products coverage, with at least a single combined liability and property damage limit of $1,000,000.00 insuring against all liability of Tenant and its authorized representatives arising out of or in connection with Tenant’s use or occupancy of the Demised Premises and the business conducted therein. Landlord and Landlord’s Agent shall be named as additional insureds. In addition to the foregoing, Tenant’s architect shall maintain, at its expense, during the construction period of this Lease the following insurance coverage:

(i) Architectural & Engineering (“A &E”) professional liability insurance to indemnify Tenant and Landlord from any and all claims for damages due to a breach of professional standards by the Tenant or Tenant subcontractors arising out of their duties. Such insurance shall: a) provide protection in an amount equal to the full limits maintained from time to time by Tenant in the normal course of business, but in no event shall coverage be in an amount of less than $1, 000,000.00; b) be written with an insurer having an A.M. Best rating of A-(VIII) or better.

(ii) The aforementioned insurance coverage maintained by Tenant shall be primary insurance with respect to Landlord, its officers and employees. Any insurance or self insurance maintained by Landlord shall be in excess and non-contributing to Tenant’s insurance.

(b) Fire and Casualty Insurance. During the Lease Term, Tenant at its cost shall maintain fire and extended coverage insurance on all Tenant’s contents of the Demised Premises, including Tenant’s Property, in an amount sufficient so that no coinsurance penalty will be applied in case of loss.

(c) Landlord’s Insurance. Landlord shall maintain casualty insurance, with extended coverage and All Risk endorsements, on the Building and the Property in an amount equal to not less than eighty percent (80%) of the replacement value of the same. The Landlord shall also maintain commercial general liability insurance in commercially reasonable amounts consistent with that carried by other landlords of similar Class “A” office space in the surrounding area.

(d) Policy Requirements. All insurance required under this Lease shall be issued by insurance companies authorized to do business in the jurisdiction where the Building is located. Such companies shall have a policyholder rating of at least “B+” and be assigned a financial size category of at least “Class X” as rated in the most recent edition of “Best’s Key Rating Guide” for insurance companies. If at any time during the Lease Term the rating of any of Tenant’s insurance carriers is reduced below the rating required pursuant to the terms hereof, Tenant shall promptly replace the insurance coverage(s) maintained with such carrier with coverage(s) from a carrier whose rating complies with the foregoing requirements. If the Best’s Key Rating Guide is discontinued or revised without substitution of a comparable rating system, Landlord shall reasonably determine its satisfaction with the insurance company issuing Tenant’s policies. Each policy shall contain an endorsement requiring thirty (30) days written notice from the insurance company to Landlord before cancellation or any change decreasing coverage, scope or amount of such policy and an endorsement naming Landlord and Landlord’s Agent as additional insureds. Certificates of insurance evidencing all coverages specified in this Lease shall be furnished by Tenant and Tenants contractors to Landlord upon return of this Lease, fully executed. Current active certificates of insurance shall be similarly submitted as required to document continuous coverage as specified herein. These certificates shall contain a provision that the insurance coverages afforded under the policies shall not be materially modified or cancelled until at least thirty (30) days prior written notice of intent to so modify or cancel had been delivered to Landlord. Certificates of insurance evidencing Commercial General Liability or Excess and Umbrella Liability, shall name Landlord and Landlord’s Agent as “Additional Insureds”. Certificates of insurance evidencing Property damage shall designate Landlord as “Loss Payee” as Landlord’s interest may appear. Tenants and contractors must each maintain separate liability coverage to the full minimum limits required. This total limit is arrived at by adding their primary, umbrella, and excess liability limits together.

(e) No Limitation of Liability. Notwithstanding the fact that any liability may be covered by insurance, liability shall in no way be limited by the amount of insurance recovery or the amount of insurance in force or required by any provisions of this Lease.

(f) Waiver of Subrogation. Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby mutually waive and release their respective rights of recovery against each other for any loss of its property (in excess of a reasonable deductible amount) capable of being insured against by fire and extended coverage insurance or any insurance policy providing property damage coverage, whether carried or not. Each party shall apply to its insurer to obtain said waiver and obtain any special endorsement, if required by its insurer to evidence compliance with the aforementioned waiver, and shall bear the cost therefor.

8.6 Incident Reports. Tenant shall promptly report to Landlord’s Agent all accidents and incidents occurring on or about the Demised Premises, the Building and/or the Complex which involve or relate to the security and safety of persons and/or property.

9.	DAMAGE

9.1 Damages Caused by Tenant. Subject to the provisions of Sections 8.5(f) and 9.2, in the event of uninsured damage to the Demised Premises or other portions of the Building caused by the acts or omissions of Tenant, its agents, employees, invitees or visitors, the Landlord may, but shall not be obligated to, repair such damage at the expense of Tenant, or, at Landlord’s option, such damages shall be repaired by Tenant, at Tenant’s expense, with Landlord’s approval in accordance with Section 6.4. Tenant shall upon completion of such repairs and/or maintenance by Landlord, pay to Landlord the actual cost of such repairs and/or maintenance within ten (10) business days of receipt of invoice from Landlord. Landlord’s recovery shall not be limited to the diminution in the value of the Demised Premises or leasehold notwithstanding that such repairs and maintenance may occur prior to the expiration of the Lease Term. This provision shall be construed as an additional remedy granted to Landlord and not in limitation of any other rights and remedies which Landlord has or may have in said circumstances.

9.2 Fire or Casualty Damage. In the event of damage or destruction of the Demised Premises or a portion thereof by fire or any other casualty, then, except as otherwise provided in Section 9.3, this Lease shall not be terminated, but damage to the Demised Premises, including demising partitions and doors, shall be promptly and fully repaired and restored as the case may be by Landlord at its own cost and expense. Due allowance, however, shall be given for reasonable time required for adjustment and settlement of insurance claims, and for such other delays as may result from government restrictions, and controls on construction, if any, and for strikes, national emergencies. Restoration by Landlord shall not include replacement of Tenant’s Property. Tenant shall, at its expense, repair, restore and replace Tenant’s Property. Tenant’s restoration, replacement and repair work shall comply with Section 6 hereof and Tenant shall maintain adequate insurance on all such replacements, restoration and property pursuant to Section 8.5.

9.3 Untenantability.

(a) Restoration Requirements.

(i) If the condition referred to in Section 9.2 is such that the Demised Premises, the Building or the parking areas are partially damaged or destroyed and provided that the condition was not due to the acts or omissions of Tenant, its agents, employees, invitees or visitors, then during the period that Tenant is deprived of the use of the damaged portion of the Demised Premises, Tenant shall be required to pay Base Annual Rent and Additional Rent covering only that part of the Demised Premises that Tenant is able to occupy, based on the ratio between the square foot area remaining that can be occupied and the total square foot area of the entire Demised Premises covered by this Lease. In the event greater than forty percent (40%) of the Premises are rendered untenable, the entire Demised Premises shall be deemed untenantable (unless the Tenant continues operations in such other portions of the Premises. Any unpaid or prepaid installment of Base Annual Rent and Additional Rent for the month in which the condition referred to in Section 9.2 occurs shall be prorated,

(ii) (1) If the condition referred to in Section 9.2 is such so as to make the entire Demised Premises untenantable and provided that the condition was not due to the acts or omissions of Tenant, its agents, employees, invitees or visitors, then, subject to the rights set forth in Section 9.3(a)(ii)(2) below, the installment(s) of Base Annual Rent and Additional Rent which Tenant is obligated to pay hereunder shall abate as of the date of the occurrence until the restoration of the Demised Premises has been substantially completed by Landlord to the extent of Landlord’s obligations as described in Section 9.2. Any unpaid or prepaid installment of Base Annual Rent and Additional Rent for the month in which the condition referred to in Section 9.2 occurs shall be prorated.

(2) In the event (x) the Demised Premises are substantially or totally destroyed by fire or other casualty so as to be unrepairable for 120 days, (y) a substantial portion of the Building is destroyed or damaged to such an extent that, in either parties’ reasonable judgment, the Building cannot be operated as a functional unit or an economically viable unit, or (z) the damage to the Demised Premises and/or the Building is due to an uninsured risk or insurance proceeds are otherwise unavailable to cover the expenses of restoration or repair of the damage (less any applicable deductible), then Landlord or Tenant shall have the unconditional right to cancel this Lease, in which case Base Annual Rent and Additional Rent shall be apportioned and paid to the date of said fire or other casualty. If either party elects not to cancel this Lease, then Landlord shall determine and notify Tenant in writing, within sixty (60) days following the fire or other casualty, of the date by which the Demised Premises can be restored by Landlord in accordance with the provisions of Section 9.2 and the Landlord shall use all diligent efforts to provide the Tenant with replacement premises during the period of Landlord’s work in the Premises. If the date determined by Landlord as aforesaid for completion of restoration of the Demised Premises is more than one hundred twenty (120) days after such fire or other casualty, then Tenant shall have the right, to be exercised by giving written notice to Landlord within ten (10) business days following receipt of such notice from Landlord, to cancel and terminate this Lease. In the event the date by which Landlord determines it can complete restoration of the Demised Premises as herein provided is less than 120 days following such fire or other casualty, or Tenant fails to terminate this Lease as herein provided following notification from Landlord that completion of restoration will require more than 120 days, then this Lease shall remain in full force and effect and Landlord shall commence restoration of the Demised Premises to the extent of Landlord’s obligations as described in Section 9.2. Due allowance, however, shall be given for reasonable time required for adjustment and settlement of insurance claims, for Landlord to reasonably be able to determine the time necessary for completion of the restoration and for other such delays as may result from government restrictions, and controls on construction, if any, and for strikes and/or national emergencies. Any delays as a result of the foregoing shall operate to postpone Landlord’s obligation to complete restoration of the Demised Premises by one day for each day of any such delay. Tenant shall commence any restoration to be performed by Tenant as required in Section 9.2 and Tenant shall reoccupy the Demised Premises within a reasonable time after restoration. If Landlord does not substantially complete that portion of the restoration which is Landlord’s obligation within one hundred twenty (120) days after the date of fire or other casualty, Tenant shall have the right to terminate this Lease. During the time period of any repair and restorations pursuant to this Lease, the Landlord shall use all efforts to provide the Tenant with temporary space from which to operate and the Tenant shall receive a proportionate abatement in rent during any such repairs or restoration.

(iii) Except as expressly provided in this Section 9.3, no compensation, or claim, or diminution of Base Annual Rent or Additional Rent will be allowed or paid by Landlord, by reason of inconvenience, annoyance, or injury to business, arising from any fire or other casualty suffered by Tenant or the necessity of repairing or restoring the Demised Premises or any portion of the Building.

(b) Casualty Near Expiration of Lease Term. In addition to any other right of Landlord or Tenant to terminate this Lease pursuant to the provisions of this Section 9, in the event the Demised Premises are damaged in whole or in substantial part by fire or other casualty during the last twelve (12) months of the Lease Term, then Landlord or Tenant, upon ten (10) days prior written notice to the other given within sixty (60) days of the date of the fire or casualty, may terminate this Lease, in which case the Base Annual Rent and Additional Rent shall be apportioned and paid to the date of said fire or other casualty; provided, however, Tenant shall have no right to terminate this Lease hereunder if prior to receipt of Tenant’s notice Landlord has commenced to repair or restore the Demised Premises (provided the Landlord gave Tenant advance written notice of the commencement of such repair or restoration work and provided the Tenant an opportunity to terminate this Lease pursuant to this Section) and the Landlord shall have no right to terminate this Lease pursuant to this Section of Tenant exercises its right to extend this Lease. If the Landlord undertakes any repair or restoration under this Section 9.3, the Landlord shall promptly commence the same and diligently pursue completion thereof.

10.	CONDEMNATION

10.1 Landlord’s Right to Award. Tenant agrees that if any of the Demised Premises or the Building shall be taken or condemned for public or quasi-public use or purpose by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation except to the extent of Tenant’s moving and relocation expenses. Any other rights of Tenant to damages therefor, if any, are hereby assigned by Tenant to Landlord. If (a) the whole or a substantial part of the Demised Premises or the Building is taken or condemned or if (b) less than a substantial portion of the Building or the Demised Premises or the parking area is taken or condemned and the remainder of either in either party’s reasonable opinion can not be operated as a functional unit or as an economically viable unit, the Lease Term shall cease and terminate from the date of such governmental taking or condemnation and Landlord or Tenant, as the case may be, shall notify the other party of the termination of this Lease effective as of the date of such governmental taking or condemnation. In the event of any termination of this Lease by reason of any taking or condemnation, Tenant shall have no claim against Landlord or Landlord’s Agent for the value of any unexpired portion of the Lease Term. If less than a substantial part of the Demised Premises or of the Building is taken or condemned by any governmental authority for public or quasi-public use or purpose and the remainder of both in both party’s opinion can be operated as a functional unit or as an economically viable unit, the rent shall be equitably adjusted as of the date the Premises and the Building are returned to a complete architectural unity and the Lease shall otherwise continue in full force and effect provided that the Landlord shall be obligated, at its sole cost and expense, to promptly return the Premises to a complete architectural unit and during the time period of such restoration the Tenant shall be provided temporary space from which to operate the Tenant’s rent and other charges due under this Lease shall proportionately abate. For the purposes of this Section 10, a substantial part of the Demised Premises shall be considered to have been taken if more than fifty percent (50%) of the Demised Premises are unusable by Tenant.

10.2 Tenant’s Right to File Claim. Nothing in Section 10.1 shall preclude Tenant from filing a separate claim against the condemning authority for the value of its Leasehold Improvements not then depreciated (excluding those Leasehold Improvements paid for by Landlord) and relocation expenses, provided that any award to Tenant will not result in a diminution of any award to Landlord.

11.	BANKRUPTCY

11.1 Events of Bankruptcy. The following shall be Events of Bankruptcy under this Lease provided the same is not cured within thirty (30) days:

(a) Tenant’s becoming insolvent, as that term is defined in Title 11 of the United States Code, entitled Bankruptcy, 11 U.S.C. Sec. 101 et seq. (the “Bankruptcy Code”), or under the insolvency laws of any State, District, Commonwealth or Territory of the United States (“Insolvency Laws”);

(b) The appointment of a receiver or custodian for any or all of Tenant’s Property or assets, or the institution of a foreclosure action upon any of Tenant’s real or personal property;

(c) The filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;

(d) The filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within sixty (60) days of filing, or results in the issuance of an order for relief against the debtor, whichever is earlier; or

(e) Tenant’s making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

11.2 Landlord’s Remedies.

(a) Termination of Lease. Upon occurrence of an Event of Bankruptcy, Landlord shall have the right to terminate this Lease by giving written notice to Tenant; provided, however, that this right to terminate shall have no effect while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending, unless Tenant or its Trustee is unable to comply with the provisions of Sections 11.2(d) and (e) below. At all other times this Lease shall automatically cease and terminate, and Tenant shall be immediately obligated to quit the Demised Premises upon the giving of notice pursuant to this Section 11.2(a). Any other notice to quit, or notice of Landlord’s intention to re-enter is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject, however, to the rights of Landlord to recover from Tenant all Base Annual Rent and Additional Rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later, and any other monetary damages sustained by Landlord.

(b) Suit for Possession. Upon termination of this Lease pursuant to Section 11.2(a), Landlord may proceed to recover possession of the Demised Premises under and by virtue of the provisions of the laws of any applicable jurisdiction, or by such other proceedings, including reentry and possession, as may be applicable, or by direct order from any Court having jurisdiction over Tenant/Debtor, including any Bankruptcy Court.

(c) Non-Exclusive Remedies. Without regard to any action by Landlord as authorized by Sections 11.2(a) and (b) above, Landlord may at its discretion exercise all the additional provisions set forth below in Section 12.

(d) Assumption or Assignment by Trustee. In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord’s right to terminate this Lease pursuant to Section 11.2(a) shall be subject to the rights of the Trustee in Bankruptcy to assume or assign this Lease. In addition to all other objections Landlord may raise to assumption and/or assignment, and in addition to all other requirements of any Bankruptcy Court and the Bankruptcy Code, the Trustee shall not have the right to assume or assign this Lease unless the Trustee (i) has timely performed all Lease obligations of the Tenant/Debtor arising from and after the filing of any voluntary bankruptcy petition by Tenant or, in the case of an involuntary petition, the date of entry of the Order for Relief, (ii) promptly cures all defaults under this Lease, (iii) promptly compensates Landlord for monetary damages incurred as a result of such default, and (iv) provides adequate assurance of future performance on the part of Tenant or on the part of the assignee of Tenant or the Trustee.

(e) Adequate Assurance of Future Performance. Landlord and Tenant hereby agree in advance that adequate assurance of future performance, as that term is used in Section 11.2(d) above, shall mean that all of the following minimum criteria must be met: (i) Tenant’s gross revenues in the ordinary course of business during the thirty (30) day period immediately preceding the initiation of the case under the Bankruptcy Code must be at least two (2) times greater than the next installment of Base Annual Rent and Additional Rent due under this Lease; (ii) both the average and median of Tenant’s gross revenues in the ordinary course of business during the six (6) month period immediately preceding the initiation of the case under the Bankruptcy Code must be at least two (2) times greater than the next six (6) installments of Base Annual Rent and Additional Rent due under this Lease; (iii) Tenant must pay (and continue to pay on a timely basis throughout the Lease Term) Base Annual Rent, Additional Rent and all other sums payable by Tenant hereunder in advance and as a condition precedent to the performance of Landlord’s obligations hereunder; (iv) the Trustee must agree that Tenant’s business shall be conducted in a first class manner, and that no liquidating sales, auctions, or other non-first class business operations shall be conducted on or about the Demised Premises, Building and/or Complex; (v) the Trustee must agree that the use of the Demised Premises as stated in this Lease will remain unchanged and that no prohibited use shall be permitted; and (vi) the Trustee must agree that the assumption or assignment of this Lease will not violate or affect the rights of other tenants in the Building and/or Complex.

(f) Failure to Provide Adequate Assurance. In the event the Trustee or Tenant is unable to (i) comply with the requirements of Section 11.2(d) above, or (ii) meet the criteria and obligations imposed by Section 11.2(e) above, Tenant agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord in accordance with Section 11.2(a) above.

11.3 Intentionally deleted.

11.4 Damages. In the event of cancellation and termination of this Lease pursuant to Section 11.2 above, Landlord shall, notwithstanding any other provisions of this Lease to the contrary, be entitled to promptly recover damages from Tenant determined in accordance with the provisions set forth in Section 12.2 of this Lease as provided for in the case of default by Tenant.

12.	DEFAULTS AND REMEDIES

12.1 Default. If any one or more of the following events occur, said event shall be deemed a material default of this Lease:

(a) Tenant’s failure to complete, within the time periods required by this Lease, any tasks required for the preparation or approval of plans for the construction and/or completion of the Demised Premises prior to the Commencement Date;

(b) Tenant’s failure to accept possession of the Demised Premises when tendered by Landlord;

(c) Tenant’s failure to pay any installment of Base Annual Rent, Additional Rent or other sum required to be paid by Tenant when the same shall be due and payable, all without demand unless demand is necessary under the express terms of this Lease (in which case a material default shall be deemed to occur if such payment is not made strictly within the time period provided for such payment following the demand);

(d) Tenant’s failure to perform or observe any other term, covenant or condition of this Lease;

(e) Any event expressly designated or deemed a default elsewhere in this Lease;

(f) Any execution, levy, attachment or other legal process of law shall occur upon Tenant’s Property. Tenant’s interest in this Lease or the Demised Premises;

(g) Tenant’s abandonment or surrender of the Demised Premises prior to the expiration of the Lease Term and the suspension of rent payments as the same may become due and payable; and/or

(h) Tenant’s committing or permitting waste to occur to the Demised Premises.

Notwithstanding anything to the contrary in Sections 12.1 and 12.2, if Tenant defaults in the payment of Base Annual Rent, Additional Rent or any other sum required to be paid by Tenant, or if Tenant defaults in the performance of or compliance with any other covenant, condition, agreement, rule or regulation herein contained, Landlord shall give Tenant written notice of such default. If Tenant fails to cure any default in the payment of Base Annual Rent, Additional Rent or any other sum required to be paid by Tenant within ten (10) days after the receipt of such notice, or fails to cure any other default within twenty (20) days after the receipt of such notice (or if such other default is of such nature that it cannot be completely cured within said twenty (20) days, if Tenant fails to commence to cure within said twenty (20) days and thereafter proceed with reasonable diligence and in good faith to complete the cure), then Landlord shall be entitled to all rights and remedies available to Landlord pursuant to Section 12 in the event of Tenant’s default. Nevertheless, in the event Tenant defaults in the payment of Base Annual Rent, Additional Rent or any other sum required to be paid by Tenant or if Tenant otherwise defaults in the performance of or compliance with any other covenant, condition, agreement, rule or regulation herein contained, two (2) times in any twelve (12) month period, Landlord shall not be required during the remainder of that Lease Year to send notice of any default hereunder before proceeding with its remedies under Section 12. Tenant acknowledges that the purpose of the preceding sentence is to prevent repetitive defaults by Tenant under this Lease, which work a hardship upon Landlord and deprive Landlord of the timely performance by Tenant of its obligations hereunder this Lease.

12.2 Remedies. In each and every such event set forth in Section 12.1 above, from the date of such uncured default and at all times thereafter, at the option of Landlord, Tenant’s right of possession shall thereupon cease and terminate. Landlord shall be entitled to all rights and remedies now or later allowed at law or in equity, all of which shall be cumulative to the extent that the exercise of any one or more rights or remedies shall not be: deemed to constitute a waiver of the Landlord’s right to exercise, any one or more other rights and remedies herein provided or provided at law or in equity. Landlord shall be entitled to obtain possession of the Demised Premises whether or not Landlord elects to terminate this Lease, and to re-enter the same without demand of rent or demand of possession of the Demised Premises and may forthwith proceed to recover possession of the Demised Premises by any lawful means or process of law whether or not Landlord elects to terminate this Lease, any notice to quit being hereby expressly waived by tenant. In the event of such re-entry by process of law or otherwise, Tenant nevertheless agrees to remain liable for, all Base Annual Rent, Additional Rent and other sums due under this Lease, and shall pay the same as and when it accrues and is payable hereunder. Tenant further agrees to remain liable for any and all damage, deficiency, and loss of Base Annual Rent, Additional Rent and other sums herein specified, and all other damages which Landlord may sustain by such re-entry, including reasonable attorneys’ fees and costs. If under the provisions hereof, a seven (7) days summons or other applicable summary process shall be served, and a compromise or settlement thereof shall be made, such action shall not constitute a waiver of any breach of any covenant, term, condition or agreement herein contained. In the event of a material default under this Lease by Tenant, the Landlord agrees to use reasonable efforts to mitigate its damages under this Lease.

12.3 Landlord’s Right to Relet. Should this Lease be terminated before the expiration of the Lease Term, by reason of Tenant’s default as provided in Sections 11 or 12, or if Tenant shall abandon the Demised Premises, before the expiration or termination of the Lease Term and without paying the rent due as the same may become due and payable (whether or not Landlord elects to terminate this Lease), the Demised Premises may be relet by Landlord, on Tenant’s behalf or for the account of Landlord, as Landlord so chooses, for such rent and upon such terms as are reasonable under the circumstances. If the full rent reserved under this Lease (and any of the costs, expenses or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in Base Annual Rent, Additional Rent, reasonable attorneys’ fees, other collection costs, brokerage fees, expenses incurred by Landlord to remove Tenant’s Property but not Leasehold Improvements, and expenses of repairing any damage to the Demised Premises but in no event any costs of any improvements or alterations to the Premises including, but not limited to, preparing the Demised Premises for a replacement tenant. Landlord, in putting the Demised Premises in good order or preparing the same for reletting may, at Landlord’s option, make such alterations, repairs or replacements in or relating to the Demised Premises as Landlord, in Landlord’s sole judgment, considers advisable and necessary for the purpose of reletting the Demised Premises, and the making of such alterations, repairs or replacements shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall use reasonable efforts to mitigate its damages, but Landlord shall not be liable in any way whatsoever for failure to relet the Demised Premises, or in the event that the Demised Premise’s are relet, for failure to collect the rent thereof under such reletting. For the purpose of calculating Landlord’s damages as set forth in Section 12.4 below, if the Building has other available space at the time of such Lease termination or Tenant’s abandonment or vacating of the Demised Premises, or anytime thereafter, the Demised Premises shall be deemed the last space rented in the Building even though the Demised Premises may be re-rented by Landlord prior to such other vacant space. In no event shall Tenant be entitled to receive any excess, if any, of rent (if any) collected over the sums payable by Tenant to Landlord hereunder.

12.4 Recovery of Damages.

(a) Quantification of Damages. Any damage, deficiency, loss of Base Annual Rent, Additional Rent or other sums payable by Tenant hereunder, unamortized Landlord Concessions as described hereinafter, and all other damages may be recovered by Landlord, at Landlord’s option, upon default by Tenant, in separate actions, from time to time, as said damage shall have periodically accrued, or, at Landlord’s option, may be deferred until the expiration of the Lease Term (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said Lease Term) Landlord shall have the right to recover as liquidated damages, the fair market value of the balance of Base Annual Rent, Additional Rent and other sums due under this Lease then in lieu of the Base Annual Rent and Additional Rent which would have been payable for the period after the date of any judgment obtained in any action by Landlord against Tenant to recover damages, Tenant shall pay a sum representing liquidated damages, and not penalty, in an amount equal to the excess of (i) the sum of the Base Annual Rent and Additional Rent provided for in this Lease for the unexpired portion of the Lease Term after the date of judgment discounted at a rate of six percent (6%) per annum to present value, over (ii) the rental value of the Leased Premises, at the time of termination of this Lease, for the unexpired portion of the Lease Term, discounted at a rate of six percent (6%) per annum to present value

(b) Non-Exclusive Rights. The provisions contained in this Section 12.4 shall be in addition to and shall not prevent the enforcement of any claim Landlord may .have against Tenant for breach of the unexpired Lease Term. All rights and remedies of Landlord under this Lease shall be cumulative and shall not be exclusive of any other rights and remedies provided to Landlord under applicable law. In the event Tenant becomes the subject debtor in a case under the Bankruptcy Code, the provisions of this Section 12.4 may be limited by me limitations of damage provisions of the Bankruptcy Code.

12.5 Waiver. If under the provisions hereof Landlord shall institute proceedings and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any agreement, covenant, condition, rule or regulation herein contained nor of any of Landlord’s rights hereunder. No waiver by Landlord of any breach of any agreement, covenant, condition, rule or regulation herein contained, on one or more occasions, shall operate as a waiver of such agreement covenant, condition, rule or regulation itself, or of any subsequent breach thereof. No provision of this Lease stall be deemed to have been waived by Landlord unless such waiver shall be in writing signed by Landlord. Receipt and acceptance by Landlord of any Base Annual Rent, Additional Rent or other charges, or the performance of any obligation by Tenant hereunder, with knowledge of the breach of any agreement, covenant, condition, rule or regulation of this Lease by Tenant shall not be deemed waiver of such breach. Failure of Landlord to enforce any of the rules and regulations against Tenant or any other tenant in the Building or Complex shall not be deemed a waiver of any such rule or regulation. No payment by Tenant or receipt by Landlord of a lesser amount than the Base Annual Rent and Additional Rent herein stipulated shall be binding upon Landlord, nor shall the same be deemed to be other than on account of the stipulated Base Annual Rent and Additional Rent. No endorsement or statement on any check, letter or other transmittal accompanying any check or payment of Base Annual Rent, Additional Rent or other sum due from Tenant shall be deemed a settlement of a legal dispute or an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Base Annual Rent, Additional Rent and other sums or to pursue any other remedy provided in this Lease. Landlord’s consent to, or approval of, any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.

12.6 Intentionally Deleted.

12.7 Tenant Abandonment of Demised Premises.

(a) Abandonment. If the Demised Premises or a substantial portion thereof shall be deserted or vacated by Tenant for thirty (30) consecutive days or more and Tenant shall be delinquent in the payment of any Base Annual Rent, Additional Rent or other sums due under this Lease, Landlord may deem the Tenant to have abandoned the Demised Premises, notwithstanding the fact that Tenant may have left all or some part of Tenant’s Property thereon. Landlord may consider Tenant in default under this Lease and may pursue all remedies available to it under this Lease or otherwise as may be available in equity or at law provided the Tenant does not cure this default within the time periods set forth above,

(b) Landlord Right to Enter and to Relet. If Tenant abandons the Demised Premises as set forth in subsection (a) above, beyond the applicable notice and cure periods, Landlord may, at its option, enter into the Demised Premises without being liable for any prosecution therefor or for damages by reason thereof. In addition to any other remedy elsewhere provided in this Section 12 or at law or in equity, Landlord, as agent of Tenant, may relet the whole or any part of the Demised Premises for the whole or any part of the then unexpired Lease Term. For the purposes of such reletting, Landlord may make any alterations or modifications of the Demised Premises considered desirable in its sole judgment.

12.8 Tenant’s Property. In the event of a default under this Lease, Tenant shall not, under any circumstances, remove Tenant’s Property from the Demised Premises and Landlord may (but shall not be obligated to) keep Tenant’s Property in place (and require Tenant to return or replace Tenant’s Property to the extent Tenant removes same in violation of the terms of this Lease) and use, or permit another occupant of the Demised Premises, Building and/or Complex to use, Tenant’s Property during the remainder of the Lease Term (whether or not Landlord elects to terminate this Lease for such default) at no cost, expense or liability to Landlord or such occupant. If Tenant abandons the Demised Premises as defined in Section 12.7(a) above or otherwise defaults under this Lease, any property that Tenant leaves within or related to the Demised Premises shall be deemed to have been abandoned and, without liability to Tenant, may be disposed of in the trash or retained by Landlord as the property of Landlord or disposed of at public or private sale, or placed at the use of another occupant in the Building or the Complex or any subsequent occupant in the Demised Premises, as Landlord sees fit in its sole discretion, all at no cost or expense to Landlord or such other person permitted to use all or a portion of Tenant’s Property hereunder, or Landlord may store Tenant’s Property at a location selected by Landlord in its sole discretion at Tenant’s sole cost and expense. The proceeds of any public or private sale of Tenant’s Property shall be applied by Landlord against (i) the expenses of Landlord for removal, storage or sale of the property; (ii) the arrears of Base Annual Rent, Additional Rent or other sums then or thereafter payable under this Lease; and (iii) any other damages to which Landlord may be entitled hereunder. At Landlord’s option, at any time during the Lease Term after default by Tenant, beyond the applicable notice and cure period, Landlord may require Tenant to forthwith remove Tenant’s Property from the Demised Premises. If Tenant abandons the Demised Premises, as defined above, Landlord may transfer any of Tenant’s Property to creditors of Tenant, on presentation of evidence of a claim valid on its face of ownership or of a security interest in any of Tenant’s Property abandoned in the Demised Premises or the Building, and Landlord may recover any costs incurred by Landlord in doing so, all without incurring any liability to Tenant.

12.9 Intentionally deleted.

12.10 Injunctive Relief. In the event of a breach by Tenant of any of the covenants or provisions hereof, beyond any applicable notice and cure periods. Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided; and in such event Landlord shall be entitled to recover from Tenant any and all reasonable expenses as Landlord may incur in connection with its efforts to secure such injunctive relief or other remedy at law or in equity, including all costs and reasonable attorneys’ fees.

12.11 Independent Covenants. If Landlord shall commence any eviction proceeding based upon non-payment of Base Annual Rent, Additional Rent or any other sums of any kind to which Landlord may be entitled or which it may claim hereunder, Tenant will not interpose any counterclaim, set-off, recoupment or other defense of any nature or description in any such proceeding unless required to do so under the court rules. The parties hereto specifically agree that Tenant’s covenants to pay Base Annual Rent, Additional Rent and any other sums required hereunder are independent of all other covenants and agreements of Landlord herein contained; provided, however, that this shall not be construed as a waiver of Tenant’s right to assert such a claim in any separate action brought by Tenant. Tenant further waives any right or defense which it may have to claim a merger.

12.12 Waiver of Redemption. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession or a judgment for or other right to possession of the Demised Premises and/or Tenant’s Property by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

12.13 Landlord’s Default. The occurrence of one or more of the following matters constitutes a Default by Landlord under this Lease:

Failure by Landlord to pay, within thirty (30) days after receipt of written notice from Tenant to Landlord, any monies required to be paid by Landlord under this Lease; or

Failure by Landlord to observe or perform any other covenant, agreement, condition or provision of this Lease, if such failure shall continue for thirty (30) days after receipt of written notice from Tenant to Landlord, except that Landlord shall not be deemed to be in default if such default cannot be cured within such thirty (30) day period provided Landlord proceeds diligently thereafter to effect such cure.

In the event of any Landlord Default which is not cured within the applicable notice and cure period, Tenant shall have whatever remedies may be available at law or in equity.

13.	SUBORDINATION

13.1 Subordination. This Lease is subject and subordinate to all ground or underlying leases and to all mortgages and/or deeds of trust and/or other security interests (individually and collectively “mortgage”) which may now or hereafter affect the real property of which the Demised Premises form a part, including all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required to effect this subordination. Notwithstanding the foregoing, in confirmation of such subordination, Tenant shall at Landlord’s request execute and deliver to Landlord within ten (10) business days after Landlord’s request, any requisite or appropriate certificate, subordination agreement or other document that may be reasonably requested by Landlord or any other party requiring such certificate, subordination agreement or document. If Tenant fails to execute such certificate, subordination agreement or other document requested by Landlord or other party within said ten (10) day period, Tenant by such failure irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute such certificate, subordination agreement or other document on Tenant’s behalf, the foregoing power-of-attorney being deemed to be coupled with an interest. Notwithstanding the foregoing, any lessor under any ground or underlying lease and the party secured by any mortgage affecting the real property of which the Demised Premises are a part, or any renewal, modification, consolidation, replacement or extension thereof, shall have the right to recognize this Lease and, in the event of any cancellation or termination of such ground or underlying lease, or any foreclosure under any mortgage, or any sale of the real property at foreclosure sale, or any transfer of the real property by a deed in lieu of foreclosure, this Lease shall continue in full force and effect at the option of the lessor under such ground or underlying lease or, as applicable, the party secured by such mortgage, or the purchaser at any foreclosure sale, or the party taking the real property under a deed in lieu of foreclosure, such party being hereby authorized by Tenant to exercise such option to cancel or continue this Lease in such party’s reasonable or unreasonable discretion. Tenant hereby consents to the right of such party to effect the survival of this Lease. Tenant agrees that neither the cancellation nor termination of any ground or underlying lease, nor the foreclosure under any mortgage, nor the sale at foreclosure, nor the transfer by a deed in lieu of foreclosure, shall, by operation of law or otherwise, result in cancellation or termination of this Lease or the obligations of Tenant hereunder, except in the sole option of the party herein granted such option, which option may be exercised in said party’s reasonable or unreasonable discretion.

13.2 Estoppel Certificates. Landlord or Tenant shall execute and return within ten (10) business days any certificate that the other party may request from time to time, stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modification. The certificate also shall state (a) the amount of the monthly installment of Base Annual Rent and Additional Rent and the dates to which such rent has been paid in advance; (b) the amount of any security deposit or prepaid rent; (c) that there is no present default on the part of Landlord or Tenant nor is there in existence any condition, event, act or omission which with the giving of notice and/or the passage of time will constitute a default on the part of Landlord, or attach a memorandum stating in detail the factual circumstances of such default and/or the basis under the Lease for such default; (d) that Tenant has no right to set-off or recoupment and no defense or counterclaim against enforcement of its obligations under this Lease; (e) that Tenant has no other notice of any sale, transfer or assignment of this Lease or of the rentals; (f) that all Construction Improvements and other work and improvements required of Landlord has been completed and that the Construction Improvements and other work and improvements are complete and satisfactory; (g) that Tenant is in full and complete possession of the Demised Premises; (h) the date on which Tenant’s rental obligations commenced (excluding any periods of abatement) and the date to which such rent has been paid; (i) that Tenant has not advanced any amounts to or on behalf of Landlord which have not been reimbursed; (j) that Tenant understands that this Lease has been collaterally assigned to Landlord’s mortgagee as security for a loan to Landlord; (k) that Base Annual Rent and Additional Rent may not be prepaid more than one (1) month in advance without the prior written approval of Landlord’s mortgagee; and (I) such other items as Landlord and Tenant may reasonably request and such other party shall reasonably approve.

13.3 Attornment. Tenant covenants and agrees that, in the event any ground lessor, lessor of any underlying lease or subsequent purchaser of the Building so requests or in the event of any foreclosure under any mortgage, or any renewal, modification, consolidation, replacement or extension thereof, or in the event of a sale at foreclosure, or in the event of any acceptance of any deed in lieu of foreclosure, which may now or hereafter affect the real property of which the Demised Premises are a part, Tenant shall attorn to any ground lessor, lessor of any underlying lease or subsequent purchaser of the Building or to the party secured by such mortgage, or any renewal, modification, consolidation, replacement or extension thereof, and to any purchaser at any foreclosure sale or party taking a deed in lieu of foreclosure, and at the sole option of such party, which option may be exercised in said party’s reasonable or unreasonable discretion, this Lease shall continue as a direct lease between Tenant herein and such landlord or its successor. In any case, such landlord or successor under such ground or underlying lease or such secured party or purchaser at foreclosure sale or party taking a deed in lieu of foreclosure shall not be bound by any prepayment on the part of Tenant of the Base Annual Rent or Additional Rent for more than one month in advance, so that Base Annual Rent and Additional Rent shall be payable tinder this Lease in accordance with its terms, from the date of the termination or transfer of the ground or underlying lease or the foreclosure under such mortgage, or the date of foreclosure sale or transfer by deed in lieu of foreclosure, as if such prepayment had not been made. Further, such landlord or successor in interest shall not be liable for damages for any non-recurring, discrete act or omission of Landlord or any prior landlord or be subject to any recoupments, offsets, counterclaims or defenses which Tenant may have against Landlord or any prior landlord but such successor Landlord shall be obligated to cure any current defaults under the Lease by Landlord. Tenant shall, upon request of such landlord or successor landlord, execute and deliver an instrument or instruments confirming Tenant’s attornment.

13.4 Mortgagee Rights.

(a) Mortgagee Requirements. Tenant shall, at its own expense, comply with all reasonable notices of Landlord’s mortgagee or other financial institution providing funds which are secured by a mortgage placed on the whole or any part of the real property of which the Demised Premises are a part, respecting all matters of occupancy, use, condition or maintenance of the Demised Premises, provided the same shall not more than incidentally interfere with the conduct of Tenant’s business nor more than incidentally limit or affect the rights of the parties under this Lease. Tenant shall, if so directed by Landlord’s mortgagee or such other financial institution in writing, pay all Base Annual Rent, Additional Rent and other sums owed to Landlord directly to such mortgagee or other financial institution. Notwithstanding acceptance and execution of this Lease by the parties hereto, the terms hereof shall be automatically deemed modified, if so required, for the purpose of complying with or fulfilling the reasonable requirements of any mortgagee or trustee named or secured by a mortgage that may now or hereafter be placed upon or secured by the real property of which the Demised Premises are a part or any part thereof, or any other financial institution providing funds to finance or refinance the real property of which the Demised Premises are a part; provided, however, that such modification(s) shall not more than incidentally derogate or diminish any of the rights of the parties hereunder, nor more than incidentally increase any of the obligations or liabilities of the parties hereunder.

(b) Notices to Mortgagee. Tenant agrees to give Landlord’s mortgagee and any trustee named or secured by a mortgage a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the names and addresses of such mortgagees and trustees. Notice shall be provided to the mortgagees and trustees in the manner prescribed in Section 24. Tenant further agrees that if Landlord shall have failed to cure such default within the cure period provided in this Lease, if any, then the mortgagees and trustees shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days such mortgagee or trustee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings if necessary to effect such cure), in which event Tenant shall not pursue its remedies while such cure is being diligently pursued.

14.	TENANT’S HOLDOVER

14.1 With Landlord Consent. If Tenant continues, with the knowledge and written consent of Landlord obtained at least thirty (30) days prior to the expiration of the Lease Term, to remain in the Demised Premises after the expiration of the Lease Term, then Tenant shall, by virtue of said holdover agreement, become a tenant from month-to-month at the rent stipulated by Landlord in said consent, or if none is stipulated, at the monthly rate of Base Annual Rent and Additional Rent last payable under this Lease (adjusted in accordance with the provisions of this Lease as if the holdover period were originally included herein), commencing said monthly tenancy with the first day next following the end of the Lease Term. All other terms and conditions of this Lease shall apply to any holdover period(s). Tenant shall give to Landlord at least thirty (30) days written notice of any intention to quit the Demised Premises. Tenant shall be entitled to thirty (30) days written notice from Landlord to quit the Demised Premises, except in the event of nonpayment of the monthly installment of Base Annual Rent and/or Additional Rent in advance or of the breach of any other covenant, term or condition of this Lease by Tenant, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days notice to quit being hereby expressly waived by Tenant.

14.2 Without Landlord Consent. In the event that Tenant, without the written consent of Landlord, shall hold over beyond the expiration of the Lease Term, then Tenant hereby waives all notice to quit and agrees to pay to Landlord for the period that Tenant is in possession after the expiration of this Lease, a monthly charge which is one and one-halftimes the total monthly installment of Base Annual Rent and Additional Rent in effect during the last month of the Lease Term. Tenant expressly agrees to reimburse, defend, indemnify and hold Landlord and Landlord’s Agent harmless from all loss and damages, direct and consequential, which Landlord or Landlord’s Agent may incur in connection with or in defense of claims by other persons or entities against Landlord, Landlord’s Agent or otherwise arising out of the holding over by Tenant, including without limitation reasonable attorneys’ fees which may be incurred by Landlord or Landlord’s Agent in defense of such claims. Acceptance of Base Annual Rent, Additional Rent or any other sums due from Tenant hereunder or the performance by Tenant of its obligations hereunder subsequent to the expiration of the Lease Term, shall not constitute consent to any holding over. Landlord shall have the right to apply all payments received after the expiration date of the Lease Term toward payment for use and occupancy of the Demised Premises subsequent to the expiration of the Lease Term and toward any other sums owed by Tenant to Landlord, regardless of how such payment(s) may be designated by Tenant. Landlord, at its option, may forthwith re-enter and take possession of the Demised Premises without process, or by any legal process in force. Notwithstanding the foregoing, if Tenant holds over, without Landlord’s written consent, due to acts of God, riot, or war, or such other similar force majeure events beyond the reasonable control of Tenant (the “Force Majeure Holdover”), then such holdover shall be at the total monthly installment of Base Annual Rent and Additional Rent applicable to the last month of the Lease Term (adjusted in accordance with the provisions of this Lease as if the holdover period were originally included herein), for the duration of the condition (but not to exceed thirty (30) days), but such continued occupancy shall not create any renewal of the term of this Lease nor shall it create a tenancy from year-to-year, month-to-month, Any holdover period during which the Landlord and Tenant are negotiating the terms and conditions of any holdover tenancy, new lease or other matter, and/or for which Landlord and Tenant have failed to reach an agreement as to the rent to be paid during such holdover period, shall conclusively be deemed to be a holdover without the consent of Landlord for the purpose of determining the rental to be paid and the obligations to be performed by Tenant during such period.

15.	SECURITY DEPOSIT

Subject to Section 42 of the Lease, Tenant shall deposit with Landlord or Landlord’s Agent simultaneously with the execution of this Lease, the amount stipulated in Section 1.6 as a security deposit. Provided Tenant is not in default in the payment of Base Annual Rent, Additional Rent or any other charges due Landlord beyond any applicable notice and cure period, and further provided the Demised Premises are left in good condition, reasonable wear and tear excepted, as described in Section 6.10, said deposit (which shall not bear interest to Tenant) shall be returned to Tenant within thirty (30) days after the termination of this Lease. Notwithstanding the foregoing, the full or partial return by Landlord to Tenant of the security deposit shall at no time be deemed to constitute a waiver by Landlord of any of Tenant’s obligations under this Lease, nor an acknowledgment by Landlord that any such obligations are limited to the amount, if any, of the security deposit retained by Landlord. If Tenant is in default or is otherwise indebted to Landlord hereunder or if the Demised Premises are not left in good condition as required herein, or if Tenant has failed or refused to remove Tenant’s Property as required herein after Landlord’s request to do so, then the security deposit shall be applied to the extent available on account of sums due Landlord or the cost of repairing damages to the Demised Premises or to remove Tenant’s Property. In the event the funds deposited with Landlord as security are applied during the Lease Term on account of sums due Landlord or to the cost of repairing damages or removing Tenant’s Property, then Tenant shall, within fifteen (15) days after demand by Landlord, deposit with the Landlord additional funds to restore the security deposit to its original amount. In the event of the sale or transfer of Landlord’s interest in the Building, Landlord shall have the right to transfer the security deposit to such purchaser or transferee, in which event Tenant shall look only to the new landlord for the return of the security deposit and Landlord shall thereupon be released from all liability to Tenant for the return of such security deposit.

16.	QUIET ENJOYMENT

So long as Tenant shall observe and perform the covenants and agreements binding on Tenant hereunder within all applicable notice and cure periods, Tenant shall at all times during the term herein granted, peacefully and quietly have and enjoy possession of the Demised Premises without any encumbrance or hindrance by, from or through Landlord, except as provided for elsewhere under this Lease. Nothing in this Section shall prevent Landlord from performing alterations, improvements or repairs on other portions of the Building not leased to Tenant or from performing alterations, improvements or repairs within the Demised Premises in accordance with the provisions of this Lease, nor shall performance of alterations, improvements or repairs by Landlord, Landlord’s Agent or any other tenant of the Building be construed as a breach of this covenant by Landlord.

17.	SUCCESSORS

All rights, remedies and liabilities herein given to or imposed upon either of the parties hereto, shall extend to their respective heirs, executors, administrators, personal representatives, successors and assigns. This provision shall not be deemed to grant Tenant any right to assign this Lease or to sublet the Demised Premises.

18.	WAIVER OF JURY TRIAL

Landlord and Tenant hereby waive trial by jury in any action or proceeding in which the Landlord is claiming damages or seeks other remedies arising out of Tenant’s failure to pay Base Annual Rent, Additional Rent, or any other sums required to by paid by Tenant, irrespective of the reason for such failure to pay as may be asserted by Tenant in said action or proceeding by counterclaim or otherwise.

19.	LIMITATION OF LANDLORD’S LIABILITY; NOTICE

19.1 Landlord’s Consent. Notwithstanding anything to the contrary contained in this Lease, if any provision of this Lease expressly or impliedly requires Landlord’s consent or approval, such consent or approval, unless expressly provided to the contrary, shall not be unreasonably withheld, conditioned or delayed

19.2 Individual Liability. Tenant acknowledges and agrees that the liability of Landlord with respect to any claim arising out of, related to, or under this Lease shall be limited solely to its interest in the Building including the rents, profits and proceeds derived from the Building. No personal judgment shall lie against any partner of a partnership constituting Landlord (if Landlord is a partnership) nor any shareholder of Landlord (if Landlord is a corporation), and none of the same will be personally liable with respect to any claim arising out of or related to this Lease. In the event of sale or other transfer of the Landlord’s interest in the Demised Premises and/or Building, Landlord shall thereupon and without further act by either party be deemed released from all liability and obligations hereunder arising out of any act or omission relating to the Demised Premises, the Building or this Lease, occurring subsequent to the sale or other transfer. The provisions hereof shall inure to the benefit of Landlord’s successors and assigns, including any mortgagee or trustee under a deed of trust. The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord’s obligations under this Lease, but only to limit the personal liability of Landlord, and its partners or shareholders, as the case may be; nor shall the foregoing be deemed to limit Tenant’s rights pursuant to this Lease to obtain injunctive relief or specific performance with respect to any obligations of Landlord hereunder.

19.3 Notice in Event of Landlord’s Default. Notwithstanding anything to the contrary in this Lease, in no event shall Landlord be deemed to be in default in the performance of any covenant, condition or agreement herein contained unless Tenant shall have given Landlord written notice of such default, and Landlord shall have failed to cure such default within thirty (30) days after such notice (or if such default is of such nature that it cannot be completely cured within said thirty (30) days, if Landlord fails to commence to cure within said thirty (30) days and thereafter proceed with reasonable diligence and in good faith to effect such cure).

20.	AUTHORITY

Landlord and Tenant hereby covenant each for itself, that each has the full right, power and authority to enter into this Lease upon the terms and conditions herein set forth. Landlord warrants that the person executing this Lease on behalf of Landlord has the right and power to do so. If Tenant signs as a corporation Tenant does hereby covenant and warrant to the Tenant’s actual knowledge Tenant is and shall be throughout the Lease Term, a duly authorized and existing corporation, qualified to do business in the jurisdiction in which the Demised Premises are located (provided, however, that the foregoing shall not be deemed to prevent the assignment of the Tenant to a related entity as permitted herein) and is in good standing, that the corporation has full right and authority to enter into this Lease, and that the corporation were authorized to do so. If Tenant or Landlord sign as a partnership, each of the persons executing this Lease on behalf of Landlord and Tenant do hereby covenant and warrant to its actual knowledge it is a duly formed and validly existing partnership, qualified to do business in the jurisdiction in which the Demised Premises are located, and is in good standing, that the partnership has full right and authority to enter into this Lease, and that each of the persons signing on behalf of the partnership were authorized to do so.

21.	TENANT’S RESPONSIBILITY REGARDING HAZARDOUS SUBSTANCES

21.1 Hazardous Substances. The terra “Hazardous Substances”, as used in this Lease, shall include, without limitation, (a) “hazardous wastes”, as defined by the Resource Conservation and Recovery Act of 1976 as amended from time to time, (b) “hazardous substances”, as defined by the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended from time to time, (c) “toxic substances”, as defined by the Toxic Substances Control Act, as amended from time to time, (d) “hazardous materials”, as defined by the Hazardous Materials Transportation Act, as amended from time to time, (e) oil or other petroleum products, (f) any substance whose presence could be detrimental to the Building, its occupants or visitors, or the environment, (g) substances requiring special handling, (h) flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chlorofluorocarbons, chemicals known to cause cancer or reproductive toxicity, pollutants and contaminants, (i) any infectious and/or hazardous medical waste as the same may be determined from time to time, and (j) any other substances declared to be hazardous or toxic under Laws (hereinafter defined) now or hereafter enacted or promulgated by any Authorities (hereinafter defined).

21.2 Restrictions. Tenant and Landlord shall not cause or permit to occur:

(a) Violations. Any violation of any federal, state and local laws, ordinances, regulations, directives, orders, notices and requirements now or hereafter enacted or promulgated regulating the use, generation, storage, handling, transportation, or disposal of Hazardous Substances (“Laws”), now or hereafter enacted, related to environmental conditions on, under, or about the Demised Premises, the Building and/or the Complex, or arising from Tenant’s use or occupancy of the Demised Premises, Tenant’s Property, or Leasehold Improvements, including, but not limited to, soil and ground water conditions; and/or

(b) Use. The use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substances on, under, or about the Demised Premises, the Building and/or the Complex, or the transportation to or from the Demised Premises of any Hazardous Substances, without the prior written consent of Landlord, such consent to be granted or withheld in Landlord’s sole and absolute discretion, and, if granted, Tenant’s activities shall be in strict compliance with all Laws; except that Tenant may use and store, in accordance with Law, reasonable quantities of substances commonly used in office buildings, i.e., cleaning supplies.

21.3 Affirmative Obligates.

(a) Compliance with Laws. Tenant and Landlord shall, at such party’s own expense, comply with all Laws as the same may apply to each parties’ respective activities on or about the Demised Premises, the Building and/or the Complex. Tenant and Landlord shall, at such party’s own expense, make all submissions to, provide all information required by, and comply with all requirements of all federal, state and local governmental and regulatory authorities (the “Authorities”) under the Laws as the same may apply to each parties’ respective activities on or about the Demised Premises, the Building and/or the Complex. Tenant shall promptly provide Landlord with a copy of all such submissions and information requests.

(b) Clean-Up Plans. Should any Authority or any third party demand that a removal or clean-up plan be prepared and that a removal or clean-up be undertaken because of any deposit, spill, discharge, release, misuse, prohibition on continued use, act or failure to act with respect to any Hazardous Substances relating to, occurring on or arising out of Tenant’s use or occupancy of the Demised Premises, Tenant’s Property or Leasehold Improvements, then Tenant shall, at Tenant’s own expense, prepare and submit the required plans and all related bonds and other financial assurances, and Tenant shall carry out all such removal and clean-up plans within the time limits set by any Authority or other party. Tenant shall promptly provide Landlord with copies of notices received from any Authority or third party, and of all removal and clean-up plans, bonds, and related matters.

(c) Information Requests. Tenant shall promptly provide all information regarding the use, generation, storage, transportation or disposal of Hazardous Substances that is required hereunder or is requested by Landlord. If Tenant fails to fulfill any duty imposed under this Section 21 within a reasonable time (or any shorter period of time if so required by any Authority), Landlord may (but shall not be obligated to) do so and all costs associated therewith shall be immediately due and payable to Landlord, together with interest thereon calculated at the rate of Prime plus Two Percent (2%) per annum. In such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to the Demised Premises, Tenant’s use thereof and Tenant’s Property and Leasehold Improvements, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord’s request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Laws shall constitute a waiver of any of Tenant’s obligations under this Section 21.

21.4 Landlord’s Representation. Landlord represents that, as of the date hereof, Landlord is not in receipt of any violation notice regarding Hazardous Substances that affects the Demised Premises or the Building.

21.5 Survival of Obligations. Tenant’s and Landlord’s obligations and liabilities under this Section 21, and the obligations of all guarantors and other parties with liability for the performance of any or all of Tenant’s obligations hereunder, shall survive the expiration or earlier termination of this Lease.

22.	JOINT AND SEVERAL LIABILITY

In the event that two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant or guarantee this Lease as guarantors or are otherwise liable for the performance of any or all of Tenant’s or any guarantor’s obligations, the liability of each such individual, corporation, partnership or other business association to pay Base Annual Rent, Additional Rent and any other sums due hereunder and to perform all or any other obligations hereunder shall be deemed to be joint and several. Notwithstanding anything herein to the contrary, under no circumstances shall any officer, employee, director, member or partner of Tenant be subject to any liability as a result of this Lease. Notwithstanding any other provisions hereof, or of any rule or provisions of law, the failure or refusal by Landlord to proceed, in the event of a breach or default by Tenant, against all the individuals, corporations, partnerships or other business associations comprising the Tenant (or any combination of two or more thereof) or against Tenant or against one or more of the guarantors or other parties with liability for the performance of any or all of Tenant’s or any guarantor’s obligations, shall not be deemed to be a release or waiver of any rights which Landlord may possess against such other individuals, corporations, partnerships or other business associations not so proceeded against, nor shall the granting by Landlord of a release of, or execution of a covenant not to sue, any one or more of the individuals, corporations, partnerships, or other business associations comprising the Tenant (or any combination of two or more thereof) or the guarantors or other parties with liability for the performance of any or all of Tenant’s or any guarantor’s obligations, constitute a release or waiver, in whole or in part, of any rights which Landlord may possess against such other individuals, corporations, partnerships, or associations not so released or granted a covenant not to sue.

23.	DEFINITIONS

23.1 Pronouns. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions. Landlord and Tenant herein for convenience have been referred to in the neuter form.

23.2 Demised Premises. Wherever the word “premises” or the phrase “demised premises” is used in this Lease, it shall refer to the Demised Premises described in Section 1.1, unless the context clearly requires otherwise.

23.3 Lease Term. Wherever the phrase “Lease Term” or the phrase “term of this Lease” is used in this Lease, it shall refer to the Lease Term described in Section 1.2(a) and any extensions and renewals thereof validly and timely exercised by Tenant, unless the context clearly requires otherwise.

23.4 Tenant’s Property. “Tenant’s Property” shall be defined to mean all of Tenant’s trade fixtures and all of Tenant’s personal property, including, but not limited to, all goods, wares, merchandise, inventory, furniture, machinery, equipment, telecommunications and data transmission systems (and all their components exclusive of wiring), but in no event business records, accounts receivables and other personal property of Tenant in or about the Demised Premises which would be deemed confidential by Tenant or related to the internal operations of Tenant. Notwithstanding anything herein to the contrary, the Landlord hereby waives any statutory liens for rent or other charges or amounts due under this Lease upon al goods, ware, equipment, fixtures, furniture, inventory, accounts, contract rights chattel paper and other personal property of Tenant situated on the Premises.

23.5 Leasehold Improvements. “Leasehold Improvements” shall be defined __ mean all improvements installed or constructed within the Demised Premises whether by or on behalf of Tenant (exclusive of Tenant’s trade fixtures), and as repaired, replaced, altered or improved from time to time during the Lease Term, including without limitation, any partitions, wall coverings, floors, floor coverings, ceilings, lighting fixtures, and telephone, computer and/or data system wiring or other improvements.

23.6 Calendar Year. Calendar Year (sometimes appearing as ‘calendar year) shall be defined as each annual period from January 1 through the immediately following December 31.

23.7 Construction Improvements. The improvements to be constructed by Landlord in the Demised Premises are hereinafter referred to as the “Construction Improvements”.

24.	NOTICE TO PARTIES

24.1 Addresses for Notices. All notices required or desired to be given hereunder by either party to the other shall be in writing and personally delivered or given by overnight express delivery service or by certified or registered mail (delivery and/or postage charges prepaid) and addressed as specified in Section 1.9. Either party may, upon five (5) business days advance written notice, designate a new address to which such notices shall be directed.

24.2 Effective Date of Notice. Notices personally delivered shall be deemed effective upon delivery; notices sent by certified or registered mail shall be deemed effective upon the earlier of the date of receipt or rejection by the addressee. Notwithstanding the foregoing, any notice pertaining to a change of address of a party shall be deemed effective only upon receipt or rejection by the party to whom such notice is sent.

25.	NOTICE TO MORTGAGEES

In addition to any notices required by Section 13.4, if any mortgagee shall notify Tenant mat it is the holder of a mortgage affecting the Demised Premises and that it is requesting Tenant to provide the mortgagee with copies of notices sent by Tenant to Landlord, no notice, request or demand thereafter sent by Tenant to Landlord shall be effective and binding against such mortgagee unless and until a copy of the same shall also be sent to such mortgagee in the manner prescribed in Section 24 and to such address as such mortgagee or trustee shall designate.

26.	SPECIAL PROVISIONS; EXHIBITS

26.1 Incorporation in Lease. It is agreed and understood that any Special Provisions and Exhibits referred to in Sections 1.10 and 1.11, respectively, and attached hereto, form an integral part of this Lease and are hereby incorporated by reference.

26.2 Conflicts. If there is a conflict between a Special Provision hereto and the Exhibits, Specific Provisions or General Provisions of this Lease, the Special Provision shall govern. If there is a conflict between a Specific Provision and the Exhibits or General Provisions of this Lease, the Specific Provision shall govern. If there is a conflict between the Exhibits and the General Provisions, the Exhibits shall govern.

27.	CAPTIONS

All section and paragraph captions herein are for the convenience of the parties only, and neither limit nor amplify the provisions of this Lease.

28.	ENTIRE AGREEMENT; MODIFICATION

This Lease, all Exhibits, and the Specific and Special Provisions incorporated herein by reference are intended by the parties as a final expression of their agreement and a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No course of prior dealings between the parties or their officers, partners, employees, agents or affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease, the Exhibits and the Specific and Special Provisions. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties, their agents or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease, the Exhibits and the Specific and Special Provisions. Tenant hereby acknowledges that Landlord, Landlord’s Agent and their respective agents and employees made no representations, warranties, understandings or agreements pertaining to the condition of the Building or the Demised Premises, or otherwise, which have induced Tenant to execute, or have been relied upon by Tenant in the execution of this Lease, other than those specifically set forth herein. This Lease can be modified only by a writing signed by both parties hereto. The language of this Lease shall in all cases be construed as a whole and according to its fair meaning, and not strictly for or against either Landlord or Tenant. The interpretation or construction of this Lease shall be unaffected by any argument or claim, whether or not justified, that this Lease has been prepared, wholly or in substantial part, by or on behalf of Landlord or Tenant. Tenant acknowledges that it has had, or has had the opportunity to have, legal counsel of Tenant’s choice to negotiate on behalf of (and/or explain to) Tenant the provisions of this Lease.

29.	GOVERNING LAW; SEVERABILITY

This Lease shall be governed by and construed in accordance with the laws of the jurisdiction within which the Building is located. The unenforceability, invalidity, or illegality of any provision herein shall not render any other provision herein unenforceable, invalid, or illegal.

30.	BINDING EFFECT OF LEASE

The submission of an unsigned copy of this document to Tenant for examination’ or signature shall not constitute an option, reservation or offer to lease space in the Building. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant, and shall be enforceable in accordance with its terms from and after the date this Lease is fully executed and delivered by Landlord and Tenant.

31.	FORCE MAJEURE

If Landlord is in any way delayed or prevented from performing any obligation due to fire (not caused by the Landlord, its employees, agents, contractors, or invitees), act of God, governmental act or failure to act or labor dispute, then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay or prevention, provided that the same shall not negate or extend any abatement rights granted herein to Tenant but shall extend any termination rights of Tenant, If Tenant is in any way delayed or prevented from performing any non-monetary obligation due to fire, act of God, governmental act or failure to act, labor dispute, then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay or prevention; provided, that this Section shall not excuse Tenant from the prompt payment of any Base Annual Rent, Additional Rent or any other charges payable by Tenant hereunder.

32.	RECORDATION

Neither this Lease nor a memorandum hereof shall be recorded by Tenant. Any violation of this Section shall be a default hereunder and Tenant agrees to pay all costs and expenses, including attorneys’ fees, necessary to remove this Lease or any memorandum hereof from record.

33.	TIME OF ESSENCE

Landlord and Tenant acknowledge that time is of the essence in the performance of any and all obligations, terms and provisions of this Lease.

34.	BROKERS AND COMMISSIONS

Landlord and Tenant each hereby represents and warrants that, in connection with this Lease, each did not retain, consult or deal with any broker or real estate agent, salesperson or finder (other than Landlord’s Agent), and there is no commission, charge, or other compensation due on account thereof in regard thereto, excepting only Dean A, Stiles of Scheer Partners and Charles E. Smith Real Estate Services L.P., both of whose commissions are the responsibility of Landlord. Each party hereto shall indemnify and hold harmless the other (and Tenant shall also indemnify and hold harmless Landlord’s Agent) against and from any claims for brokerage or other commissions by reason of a breach of the indemnifying party’s foregoing representation and warranty. Tenant shall pay, or upon demand reimburse Landlord and Landlord’s Agent for, all costs and expenses, including attorneys’ fees, necessary to remove from record any lien filed against the rents payable pursuant to this Lease and/or against the Demised Premises and/or the Building, by reason of a breach by Tenant of the foregoing representation and warranty. The rights, obligations, warranties and representations in this Section shall survive the expiration or sooner termination of the Lease Term.

35.	RELATIONSHIP OF LANDLORD AND TENANT

Nothing in this Lease shall be interpreted or construed as creating any partnership, joint venture, agency or any other relationship between the parties, other than that of landlord and tenant.

36.	WAIVER OF RENT

36.1 Provided Tenant is not then in default of any of the terms or conditions of this Lease, beyond any applicable notice and cure period, then notwithstanding anything to the contrary in Sections 1.3 and 2.1, Landlord agrees to waive the first One Hundred Ninety-Two Thousand Six Hundred Fifteen and 24/100 Dollars ($192,615.24) of Base Annual Rent due hereunder following the Rent Start Date. The escalation of Base Annual Rent calculated pursuant to Section 2.1(b) shall be calculated without giving effect to any waiver of rent or rent credit provided to Tenant.

37.	REMODELING THE DEMISED PREMISES

37.1 Provided Tenant is not then in default of any of the terms or conditions of this Lease, Tenant shall be permitted to remodel the Demised Premises substantially in accordance with the plans, as approved by Landlord and Tenant, to be attached hereto as Exhibit “B” (the “Remodeling Work”). Provided Tenant is not then in default of any of the terms or conditions of this Lease, beyond any applicable notice and cure period, Landlord shall contribute toward any and all costs of such remodeling and all design and construction, including, but not limited to, architectural, engineering, design systems, furniture, fixtures, equipment, permitting, and move related expenses, the sum of Thirty Five and 00/100 Dollars ($35.00) per rentable square foot of the Demised Premises which, based on the current estimate of the rentable square footage of the Demised Premises, is Five Hundred Eight Thousand Seven Hundred Ninety-Five and 00/100 Dollars ($508,795.00) (“Landlord’s Contribution”). Any costs in excess thereof will be paid by Tenant. Provided Tenant is not then in monetary default of any of the terms or conditions of this Lease, beyond the applicable cure period, any remainder of said Landlord’s Contribution shall be credited against Tenant’s base rent, relocation expenses, telecom and/or computer cabling for the Demised Premises.

37.2 Tenant shall select its own contractors to remodel the Demised Premises, subject to Landlord’s approval of said contractors and the working drawings, not to be unreasonably withheld, conditioned or delayed. Tenant shall submit to Landlord for Landlord’s approval the qualifications of Tenant’s intended contractors and the working drawings. Tenant’s contractors’ work shall be performed in accordance with the Building Work Rules and Regulations attached hereto as Exhibit “E” and shall be under the reasonable supervision of Landlord or its designated agent with respect to access to the Demised Premises, permitted use of elevators, approval of plans, inspection by governmental authorities, and work that will or may affect the Systems. Tenant shall provide Landlord with Tenant-approved invoices for such remodeling work from Tenant’s contractors or vendors and all required building inspection approvals and certificates of occupancy. Provided Tenant is not then in default (after notice and expiration of the applicable cure period, if any) of any of the terms or conditions of this Lease, and provided that executed waiver of lien forms have been received by Landlord from all of Tenant’s contractors and their subcontractors for all work to be paid for, Landlord shall then pay, upon Tenant’s election, either Tenant in amount equal to the cost of such work or pay directly Tenant’s contractors every thirty (30) days for such expenses incurred, up to the amount of Landlord’s Contribution. Landlord shall tender possession of the Demised Premises on the Commencement Date, and Tenant may occupy the same and shall be bound by all of the terms and conditions of this Lease thereafter except for the payment of rent and other charges under the Lease, all of which shall commence on the Rent Start Date. Subject to the extensions provided for in this Lease, Tenant shall commence paying rent on the Rent Start Date, regardless of any time required to construct, alter or redecorate the Demised Premises to Tenant’s requirements.

37.3 Landlord shall have five (5) calendar days to review and approve or disapprove Tenant’s construction drawings, Tenant’s contractor, and three (3) business days to review and approve or disapprove Tenant’s change orders. If Landlord fails to comply with the aforesaid deadlines and but for such failure Tenant would have timely completed its remodeling of the Demised Premises, then the Rent Start Date shall be postponed to the extent, but only to the extent, that Landlord delayed Tenant’s remodeling work.

37.4 Tenant accepts the Demised Premises in its “as is” condition subject to latent defects in the Premises; provided, however, that Landlord shall pay for Landlord’s work which includes but is not limited to, constructing a demising wall and the air transfer grills between the Demised Premises and any other areas under lease by Tenant.

37.5 Tenant shall pay no construction management fees to Landlord.

37.6 Landlord shall permit Tenant to utilize Tenant’s architect of choice to design and prepare a final space plan and Landlord shall contribute an amount equal to Zero and 10/100 Dollars ($0.10) per rentable square foot of the Premises towards the cost of the same (the “Space Plan Allowance”). The Landlord shall pay the Space Plan Allowance to Tenant within thirty (30) business days of the execution of the Lease.

38.	PARKING

38.1 Provided Tenant is not then in monetary default of any of the terms or conditions of this Lease, beyond any applicable notice and cure periods, the Base Annual Rent stipulated herein includes unreserved parking in the parking garage for the Building for up to seventy-two (72) automobiles of Tenant or Tenant’s employees, of which five (5) will be reserved spaces, all of which parking shall be free of charge for the initial Lease Term. The five (5) reserved spaces will be well marked with Tenant’s name clearly marked as reserved continuously and in a location mutually agreeable to Landlord and Tenant. Tenant shall at all times have access to such parking and the Building via the access drives. In the event the aforementioned parking and/or access is not provided to Tenant, then Landlord will make alternative and convenient parking available to Tenant at Landlord’s sole expense.

39.	CANCELLATION OPTION

39.1 Provided Tenant is not in monetary default of any of the terms or conditions of this Lease beyond any applicable notice and cure period at the time of Tenant giving its written notice as provided below, Tenant shall have the ongoing right upon six (6) months prior written notice to Landlord, time being of the essence, to cancel this Lease effective at the end of the forty-eighth (48th) month after the Rent Start Date, or at the end of any month thereafter, in which event Tenant shall pay to Landlord the unamortized (utilizing straight-line amortization from the Rent Start Date) portion of: Landlord’s Contribution and brokerage commissions paid by Landlord in connection with this Lease, plus interest on the aforesaid amounts at Seven Percent (7%) per year. In addition, Tenant shall pay Landlord three (3) months Base Annual Rent at the then current rate as a cancellation fee. All of the foregoing amounts shall be paid to Landlord before the effective cancellation date. This Lease shall terminate and be of no force or effect following the date set forth in Tenant’s termination notice, provided Tenant has complied with the terms hereof.

40.	RENEWAL OPTION

40.1 Provided that Tenant is not then in monetary default of any of the terms and conditions of this Lease, beyond the applicable notice and cure period, at the time Tenant gives written notice as provided below and thereafter through the commencement date of the extended term, and further provided that Tenant gives Six (6) months prior written notice to Landlord, time being of the essence, Tenant shall have the right to extend the term of this Lease for a further term of Two (2) years (the “Extended Term”). Such extension shall be under the same terms, covenants and conditions, except that the base annual rent shall be the fair market value base annual rent then in effect as of the commencement of the Extended Term, and an agreed-upon formula for additional rent, both of which shall be agreed to by the parties. Tenant’s rights under this Section shall be contingent on Tenant occupying a substantial portion (51% or more) of the Demised Premises on the date Tenant gives written notice as provided above and on the commencement date of the Extended Term.

40.2 If Landlord and Tenant fail to agree on the fair market value base annual rent and a formula for additional rent for the Extended Term, within thirty (30) days after Tenant’s notice to Landlord, each shall appoint, at its own expense, a member of the Greater Washington Commercial Association of Realtors who is knowledgeable in office rentals. These appointees shall appoint a third person with the same qualifications. The cost of the third appointee shall be borne equally by Landlord and Tenant. Each appointee shall determine the fair market value base annual rent for the Demised Premises for the Extended Term. The average of the two closest of the three figures arrived at by the appointees for the fair market value base annual rent for the Extended Term shall be used as the base annual rent for the Extended Term. The appointees shall also agree upon a formula for calculating additional rent payable during the Extended Term. If they cannot agree on a formula by the time the base annual rent for the Extended Term is determined, the formula for Additional Rent in this Lease for the initial Lease Term shall be used.

40.3 For the purposes of determining the base annual rent rate and additional rent rate for the Renewal Option and Right of First Offering in Sections 40 and 41, respectively, “fair market value” shall be defined as the rent stipulated in leases signed within twelve (12) months prior to beginning of the renewal term (or, as applicable, the lease period for the additional space), for a term comparable to that of the renewal term (or, as applicable, the lease period for the additional space), for space of a size close to that of the Demised Premises (or, as applicable, the additional space), with comparable finish and quality, in buildings of comparable size, quality, age, and location in the Tysons Corner submarket of Fairfax, Virginia. “Fair market value” shall reflect any landlord concessions such as rent waivers, annual escalations, pass-throughs, limitations on escalations and pass-throughs, cash contributions and brokerage commissions. In determining the “fair market value”, it shall be assumed that such concessions are to be provided to Tenant in a manner consistent with the then-prevailing practices in buildings managed by Landlord’s Agent.

41.	RIGHT OF FIRST OFFERING

41.1 Provided that Tenant has not previously exercised its cancellation option pursuant to Section 39.1, then if, before the last twelve (12) months of the Lease Term, the existing tenant(s) occupying space on the First (1st) or Sixth (6th) floors of the Building (a) elect(s) to vacate such space and its (their) lease agreement(s) is (are) terminated, or (b) do(es) not enter into a new lease agreement or (c) do(es) not exercise any extension or renewal rights under its (their) existing lease(s), and (d) no other tenant(s) in the Building shall have previously been granted an option or prior right of first offering on such block of space, and such block of space thereby becomes available, then within a reasonable period of time after Landlord is notified by the existing tenant occupying such block of space that such block of space will become available, Landlord shall first offer the entire block of space to Tenant in writing at the fair market base annual rent and additional rent in effect at the time such space becomes available, and on such other terms and conditions as are acceptable to Landlord. Tenant shall have ten (10) days in which to accept in writing Landlord’s offer for the entire block of space, time being of the essence. If Tenant fails to accept Landlord’s offer within the time specified, Landlord shall have no further obligation to Tenant with respect to any of such space. In the event Tenant accepts Landlord’s offer for the entire block of space within the time specified, Tenant agrees to accept the space in its “as is” condition at the time the previous occupant vacates and shall be obligated for the payment of base annual rent and additional rent from the date following the day such space is vacated, regardless of any time required to construct, alter or redecorate the space to Tenant’s requirements. Tenant shall execute an amendment to this Lease evidencing the terms and conditions for the leasing of this additional space. Landlord makes no representation that any carpeting or special improvements present in the additional space prior to the time the previous occupant vacates the space will remain for Tenant’s use. This right of first offering shall not apply to any block of space which is: (a) vacant as of the date of this Lease, (b) offered for sublet or assignment by the existing tenant thereof, or (c) re-leased by the existing tenant thereof by renewal, extension or renegotiation. This right of first offering is contingent on Tenant not having been in default of any of the terms or conditions of this Lease at the time before the time of Landlord’s offer, Tenant’s acceptance of Landlord’s offer and thereafter through the date on which the term of the additional space commences, and is further contingent on Tenant being in substantial (51 % or more) occupancy of the Demised Premises at each such point in time.

41.2 Tenant shall have an ongoing opportunity to lease the currently vacant space on the sixth (6th) floor and a one opportunity only to lease the currently vacant space on either the First (1st) floor of the Building after Landlord notifies Tenant in writing that Landlord has a bona fide prospect for such space. Landlord shall offer such space to Tenant under the same terms as specified in Section 41.1.

42.	SECURITY DEPOSIT

42.1 Notwithstanding anything to the contrary contained in Section 15 of the Lease, the amount stipulated in Section 1.6 above as a Security Deposit may, at Tenant’s election, be in the form of an irrevocable and unconditional letter of credit or cash. If Tenant so elects, the letter of credit shall be from a nationally recognized bank in a form reasonably acceptable to Landlord. If the letter of credit would expire during the Lease Term, Tenant shall replace the letter of credit at least sixty (60) days prior to its expiration. If Tenant has not, at least sixty (60) days prior to the expiration of the letter of credit, delivered a replacement letter of credit having an expiration date at least six months later, Landlord may convert any letter of credit then held by Landlord into a cash deposit in the full amount thereof. If Tenant is not then in monetary default, beyond the applicable cure period, of any of the terms or conditions of this Lease, then at the end of the First (1st) Lease Year, the Security Deposit amount shall be reduced by one-half ( 1/2), and at the end of the Second (2nd) Lease Year it shall be reduced by an additional one-half ( 1/2) of the then current balance of the security deposit (currently estimated to be $36,115.36), and the Landlord shall retain the balance of the Security Deposit through the expiration of the Lease Term subject to the terms and conditions of this Lease. If neither of such conditions exist, then the letter of credit, any replacement letter of credit, or any cash converted from a letter of credit shall be held until the expiration or earlier termination of this Lease and/or applied as permitted by Section 15. In the event the Tenant is due a refund of the Security Deposit as set forth above, the Landlord shall deliver the same to the Tenant within thirty (30) days of demand therefor by Tenant.

43.	EXECUTION OF DOCUMENT

43.1 In the event Tenant does not execute and return this document by the close of business on May 15, 2004, then Landlord may market the subject space to others without further notice to Tenant.

EXHIBIT C

BUILDING RULES AND REGULATIONS

1.	Tenant shall not obstruct or interfere with the rights of other tenants of the Building or the Complex, or of persons having business in the Building or the Complex, or in any way injure or annoy such tenants or persons. Tenant will not conduct any activity within the Demised Premises which will create excessive traffic or noise anywhere in the Building or the Complex. Tenant shall not bring or keep within the Building any animal, bicycle, motorcycle, or type of vehicle except as required by law.

2.	Tenant shall promptly report to Landlord’s Agent all accidents and incidents occurring on or about the Demised Premises, the Building and/or the Complex which involve or relate to the security and safety of persons and/or property.

3.	Tenant shall use and occupy the Demised Premises only for the purposes specified in Section 1.8 of the Lease and for no other purpose whatsoever, and shall comply, and cause its employees, agents, contractors, invitees and other users of the Demised Premises to comply, with applicable zoning and other municipal regulations, including but not limited to smoking regulations. Canvassing, soliciting and peddling in the Building or anywhere in the Complex are prohibited, and Tenant shall cooperate to prevent such activities.

4.	All office equipment and any other device of any electrical or mechanical nature shall be placed by Tenant in the Demised Premises in settings approved by Landlord, so as to absorb or prevent any vibration, noise, or annoyance. Tenant shall not construct, maintain, use or operate within the Demised Premises or elsewhere in the Building or outside of the Building any equipment or machinery which produces music, sound or noise, which is audible beyond the Demised Premises. Tenant shall not cause objectionable noises, vibrations or odors within the Building.

5.	Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or out of the Building, except in the refuse containers provided therefor. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of office building trash and garbage without being in violation of the Lease or any law or ordinance governing such disposal. Tenant shall be charged the cost of removal for any items left by Tenant that cannot be so removed. All garbage and refuse disposal shall be made only through entry ways and elevators provided for such purposes and at such times as Landlord shall designate. Tenant shall not introduce into the Building any substance which might add an undue burden to the cleaning or maintenance of the Demised Premises or the Building. Tenant shall exercise its best efforts to keep the sidewalks, entrances, passages, courts, lobby areas, garages or parking areas, elevators, escalators, stairways, vestibules, public corridors and halls in and about the Building (hereinafter “Common Areas”) clean and free from Tenant’s rubbish. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

6.	Tenant shall use the Common Areas only as a means of ingress and egress, and Tenant shall permit no loitering by Tenant’s agents, employees, visitors or invitees upon Common Areas or elsewhere within the Building. Tenant shall comply, and cause its employees, agents, contractors, invitees and other users of the Demised Premises to comply, with all rules and regulations adopted by Landlord governing the use of the Common Areas, provided such rules and regulations do not materially increase Tenant’s obligations under this Lease or materially diminish Tenant’s rights under this Lease. The Common Areas and roof of the Building are not for the use of the general public, and Landlord shall in all cases retain the right to control or prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation or interests of the Building and its tenants. Tenant shall not enter or install equipment in the mechanical rooms, air conditioning rooms, electrical closets, janitorial closets, or similar areas or go upon the roof of the Building without the prior written consent of Landlord. Tenant shall not install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building without the consent of the Landlord, which consent will not be unreasonably withheld, conditioned or delayed. Tenant shall not, nor shall Tenant’s agents, employees or contractors, enter or install equipment in or at the equipment room(s) or closet(s), inside telecommunications and/or data transmission wire space and/or conduits or the telephone wire demarcation point in the Building without Landlord’s prior consent which consent shall not be unreasonably withheld, conditioned, or delayed.

7.	Without limitation upon any of the provisions of the Lease, Tenant shall not mark, paint, drill into, cut, string wires within, or in any way deface any part of the Building except as otherwise permitted in this Lease, without the prior written consent of Landlord, and as Landlord may direct. Upon removal of any wall decorations or installations or floor coverings by Tenant, any damage to the walls or floors shall be repaired by Tenant at Tenant’s sole cost and expense. Tenant shall not lay linoleum or similar floor coverings so that the same shall come into direct contact with the floor of the Demised Premises and, if linoleum or other similar floor covering is to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other materials soluble in water. The use of cement or other similar adhesive material is expressly prohibited. Floor distribution boxes for electric and telephone wires must remain accessible at all times.

8.	Tenant shall not install or permit the installation of any awnings, shades, mylar films or sunfilters on windows. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system of the Building by closing drapes and other window coverings when the sun’s rays fall upon windows of the Demised Premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of the Systems, nor shall Tenant tamper with or change the setting of any thermostat or temperature control valves in the Building (this is not applicable in VAV buildings). Tenant shall not cover induction units.

Exh. C-1

9.	Tenant shall not use the washrooms, restrooms and plumbing fixtures of the Building, and appurtenances thereto, for any purpose other than the purpose for which they were constructed, and Tenant shall not deposit any sweepings, rubbish, rags, or toxic or flammable products, or other improper substances, therein. Tenant shall not waste water by interfering or tampering with the faucets or otherwise. If Tenant or Tenant’s employees, agents, contractors, jobbers, licensees, invitees, guests or visitors cause any damage to such washrooms, restrooms, plumbing fixtures or appurtenances, such damage shall be repaired at Tenant’s expense, and Landlord shall not be responsible therefor.

10.	Subject to applicable fire or other safety regulations, all doors opening onto Common Areas and all doors upon the perimeter of the Demised Premises shall be kept closed and, during non-business hours, locked, except when in use for ingress or egress. If Tenant uses the Demised Premises after regular business hours or on non-business days, Tenant shall lock any entrance doors to the Building or to the Demised Premises used by Tenant immediately after using such doors. Tenant shall cooperate with energy conservation by limiting use of lights to areas occupied during non-business hours.

11.	Employees of Landlord shall not receive or carry messages for or to Tenant or any other person, nor contract with nor render free or paid services to Tenant or Tenant’s employees, contractors, jobbers, agents, invitees, licensees, guests or visitors. In the event that any of Landlord’s employees perform any such services, such employees shall be deemed to be the agents of Tenant regardless of whether or how payment is arranged for such services, and Tenant hereby indemnifies and holds Landlord harmless from any and all liability in connection with any such services and any associated injury or damage to property or injury or death to persons resulting therefrom.

12.	All keys to the exterior doors of the Demised Premises shall be obtained by Tenant from Landlord, and Tenant shall pay to Landlord a reasonable deposit reasonably determined by landlord from time to time for such keys and consistent with that required for other Class “A” office space in the surrounding area. Tenant shall not make duplicate copies of such keys. Tenant shall, upon the termination of its tenancy, provide Landlord with the combinations to all combination locks on safes, safe cabinets, and other key-controlled mechanisms therein and remaining with the Demised Premises following the termination of this Lease, whether or not such keys were furnished to Tenant by Landlord. In the event of the loss of any key furnished to Tenant by Landlord, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such a change. The word “key” as used herein shall refer to keys, keycards, and all such means of obtaining access through restricted access systems.

13.	No signs, advertisements or notes shall be painted or affixed on or to any windows, doors or other parts of the Building visible from the exterior (other than as expressly permitted by the terms of the Lease), or to any Common Area or public area of the Building.

14.	Landlord will provide and maintain a directory board for the Building, in the main lobby of the Building, and no other directories shall be allowed.

15.	All contractors, contractors’ representatives and installation technicians tendering any service to Tenant shall be referred by Tenant to Landlord for Landlord’s supervision, approval and control before the performance of any contractual service as provided elsewhere in this Lease. This provision shall apply to all work performed in the Building as provided elsewhere in this Lease.

16.	After initial occupancy, movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any bulky material, merchandise or material which requires use of elevators shall be restricted to the use of freight elevators only. Absolutely no carts or dollies are allowed through the main entrances or on passenger elevators. All items not hand carried must be delivered via the appropriate loading dock and freight elevator, if any.

17.	No portion of the Demised Premises shall at any time be used or occupied as sleeping or lodging quarters.

18.	Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment, which shall in all cases, to distribute weight, stand on supporting devices approved by Landlord. All damages done to the Building by taking in or putting out any property of Tenant, or done by Tenant’s Property while in the Building, shall be repaired at the expense of Tenant.

19.	For purposes hereof, the terms “Landlord”, “Landlord’s Agent”, “Tenant”, “Complex”, “Building”, “Demised Premises”, “Tenant’s Property” and “Systems” are defined in the Lease to which these rules and regulations are attached. Wherever these terms appear in the rules and regulations they shall have the same meaning as defined in the Lease.

20.	These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the agreements, covenants, conditions and provisions of any lease of any premises in the Building. In the event the Lease and these Rules and Regulations shall conflict, the Lease shall control.

Exh. C-2

TEAM ROOM
CUBE
CONFERENCE ROOM
COPY
LAB
MAIL
CLOSET
PANTRY
LOBBY
OFFICE
LAN
SUPPLY
RECEIVING
PRINTER

8065 Leesburg Pike 7th Floor Vienna, Va

HOT WORK PERMIT

REQUIRED PRECAUTIONS CHECKLIST

Verify precautions listed below

(Or do not proceed with the work)

☐	Available sprinklers, h_se ______ and extinguishers are in _____________.

☐	Hot Work equipment in good repair.

Requirements within 35 ft. (__ m) of work

☐	Flammable liquids, dust, _____ and oily deposits removed.

☐	Explosive atmosphere in area eliminated.

☐	Floors ____ clean.

☐	Combustible floors wet down, covered with damp sand or fire resistive sheets.

☐	Remove other combustibles where possible. Otherwise protect with fire resistive ____________ or metal shields.

☐	All wall and floor openings covered.

☐	Fire-resistive ________ suspended beneath work.

Work on walls or ceilings

☐	Construction is noncombustible and without combustible covering or insulation.

☐	________ on other side of walls moved away.

Work on enclosed equipment.

☐	Enclosed equipment cleaned of all combustibles.

☐	Containers _______ of flammable liquids/vapors.

☐	Pressurized vessels, piping and equipment removed from service, _________ and _________.

Fire watch/Hot Work area monitoring

☐	Fire watch will be provided during and for __ minutes after work, including any coffee or lunch breaks.

☐	Fire watch is supplied with suitable extinguishers, and, where practical, charged ______________.

☐	Fire watch is trained in use of this equipment and in counting alarm.

☐	Fire watch may be required for adjoining area, above, and below.

☐	Monitor Hot Work area for 4 hours after job is completed.

Other Precaution Taken

☐	______________________

HOT WORK IN PROGRESS, WATCH FOR FIRE

INSTRUCTIONS

1. Person doing Hot Work: Indicate time started and post permit __ Hot Work location. After Hot Work, Indicate time completed and leave permit period for Fire Watch.

2. Fire Watch: Prior to leaving area, do final inspection, sign, leave permit posted and notify Fire safety Supervisor.

3. Monitor: After 4 hours, do final inspection, sign and return to Fire safety Supervisor.

HOT WORK BEING DONE BY:

☐	EMPLOYEE

☐	CONTRACTOR

______________________

DATE                                                               JOB NO.

LOCATION/BUILDING & FLOOR

NATURE OF JOB

NAME OF PERSON DOING HOT WORK

I verify the above location has been examined, the precautions checked on the Required Precautions Checklist have been taken to prevent fire, and permission is authorized for this work.

SIGNED:

Property Manager:

Tenant Construction Coordinator:

PERMIT EXPIRES: Date                              Time: AM              PM

FIRE WATCH SIGNOFF

Work area and all adjacent areas to which sparks and heat might have spread were inspected during the fire watch period and were found fire safe.

Signed:

FINAL CHECKUP

Work area was monitored for 4 hours following Hot Work and found fire safe.

Signed:

EXHIBIT “D”

MINIMUM CLEANING SERVICES BY LANDLORD

A.	DAILY - Monday through Friday, except legal holidays.

1.	Empty waste baskets, clean ashtrays.

2.	Dust accessible areas of desk tops.

3.	Vacuum carpet in all areas of the Demised Premises.

4.	Mop spillages on tile floors.

5.	Clean lavatories and replace supplies.

6.	Dust and mop kitchens within the Demised Premises, provided that Tenant shall be responsible for the cleaning of any dishes, glasses or utensils in the kitchen areas. Tenant shall maintain any coffee pots and utensils located in the Demised Premises.

B.	WEEKLY

1.	Dust accessible areas of furniture, convectors and other furnishings.

2.	Clean glass in doors and partitions.

C.	MONTHLY

1.	Mop and buff tile floors.

2.	Dust Venetian blinds, window frames and exterior of lighting fixtures.

3.	Spot clean walls.

4.	Clean telephones.

D.	QUARTERLY

1.	Clean and refinish tile floors where necessary.

2.	Clean baseboards.

E.	SEMI-ANNUALLY

1.	Wash windows,

F.	ANNUALLY

1.	Wash light fixtures and lenses.

2.	Clean Venetian blinds.

NOTE:	Cleaners will not move papers or other materials from surfaces to be cleaned, dusted or vacuumed. Trash not in wastebaskets should be clearly marked “TRASH”. Cleaning of private kitchens and baths is the responsibility of the Tenant.

EXHIBIT E

BUILDING WORK RULES & REGULATIONS

POLICY

The Building Work Rules & Regulations establish a specific standard of performance to which all contractors, consultants and vendors working in the Building must comply. No additional enforcement notifications will be given. Any party deviating from the Building Work Rules & Regulations will be subject to removal from the Building, and/or subject to damages.

GENERAL

These Building Work Rules & Regulations are access and construction rules to be followed by contractors, designers and vendors who require access to the Building or who will design or install work in the Building.

Any references to Charles E. Smith Commercial Realty (“CESCR”) or Building Management refer to the Property Manager or in some cases, CESCR’s Tenant Construction Coordinator (“TCC”).

Contractor means general contractor, construction manager and/or its subcontractors and suppliers performing construction or related work in the Building either directly for the Building Owner, CESCR or for the Property Manager or Tenant.

Information concerning the Building’s Operation (i.e. Building Manager, normal business hours, etc.) is listed on the attached Building Information Sheet.

All Contractor activities must be conducted in a professional manner. All individuals must keep in mind that CESCR’s Building Management is responsible for providing quality service to all customers, tenants and visitors of the building. Poor conduct reflects unfavorably on the Contractor’s job performance and CESCR’s Management Staff.

BUILDING WORK RULES & REGULATIONS

1.	PRE-JOB WALK-THROUGH - A pre-job walk-through shall be arranged by the Contractor with the TCC and the Property Manager, and all on-site staging areas must be approved in writing by the Property Manager. Progress meetings will be held on a regular basis. The Contractor shall conduct and issue minutes for progress meetings, which will be attended by CESCR representatives.

2.	PERMIT, SCHEDULE, INSPECTIONS & CONTRACTOR LIST - A copy of the construction permit, the construction schedule and a list of subcontractors shall be submitted to the TCC and Property Manager prior to construction. During construction, copies of all inspection approvals shall be submitted to the TCC and the Property Manager. At the completion of construction, copies of all final approvals shall be submitted to the TCC and the Property Manager.

3.	AS-BUILT DRAWINGS - Architectural, mechanical, plumbing, sprinkler, fire alarm and electrical as-built drawings in a blueline format and on CD-ROM must be forwarded to the TCC at the completion of the project. As-builts shall be accompanied by an air balance report, confirming the HVAC system balanced within 10% of design criteria, a copy of the re-labeled electrical panel schedule and all other record documentation required by the Contract Documents.

4.	CHANGE ORDERS - CESCR must give written approval for all activities and changes that may result in a cost to the Building Owner or CESCR prior to the cost being incurred. Claims for additional costs for activities or changes not previously approved by CESCR will be disqualified and rejected without payment.

5.	SUBCONTRACTORS - The Contractor shall be held responsible for its subcontractors’ actions in all cases. The TCC, Property Manager or other CESCR personnel will not be responsible for directing subcontractors or liable for any acts or omissions of a subcontractor in the event some direction is given in the absence of the Contractor.

6.	CONTRACTOR APPROVAL - All contractors and subcontractors must be approved by CESCR prior to work commencement.

7.	HAZARDOUS MATERIALS - The building may or may not contain hazardous materials. Contractor shall contact the Property Manager to obtain a copy of the Hazardous Materials O&M plan and shall follow the procedures outlined in the plan.

8.	HAZARDOUS MATERIAL DELIVERIES - Before any hazardous materials are utilized or delivered into the Building, Contractor shall notify and seek the approval in writing from the TCC and the Property Manager, All required paperwork must be submitted to the Property Manager to be kept on file at the Building. Storage locations will be approved by the Property Manager in advance of delivery. Contractor is responsible for providing information (MSDS) to workers regarding all hazardous or suspected hazardous materials and substances used or introduced by the Contractors, including their potential hazards. At the conclusion of the work requiring hazardous materials, the hazard materials shall be removed from the property.

9.	AFTER HOUR AUTHORIZATION - All requests for authorization to perform after hours work that affect the building systems and equipment will be sent in writing to the Building Management at least 1 week in advance. No-call in requests for authorization will be accepted. Use the attached form for all requests. If after-hours work requires that Building Management provide supervision or personnel to monitor building systems, in Building Management’s sole discretion, then all costs associated with said personnel shall be borne by the Contractor.

10.	CERTIFICATE OF OCCUPANCY – Upon receipt, a copy of the tenant’s Certificate of Occupancy shall be delivered to the TCC and the Property Manager.

11.	PROTECTION OF FINISHES – Contractor shall protect all finishes including but not limited to elevator doors, frames and cabs, flooring, wall surfaces, doors, door frames, hardware with durable materials during demolition and during the movement of materials to the space under construction. Carpeted areas shall be protected until such time as the carpet has been installed in the space under construction.

12.	DAMAGE - Any damage caused to the property or building by the Contractor, including but not limited to the doors and freight elevators will be repaired by the Contractor as directed by CESCR. CESCR reserves the right to remedy the defects at the Contractor’s expense if the work is not acceptably corrected within one week of written notification.

13.	PUNCH LIST - The Contractor shall notify CESCR at least 48 hours in advance of completion of construction. A walk-through and punch list shall be made on each project before final payment will be considered.

14.	NEW EQUIPMENT - All new, existing and relocated equipment and devices shall be easily accessible (i.e., not blocked by new or existing construction).

15.	HOT WORK – Hot work includes work that produces sparks, heat or uses an open flame. Many rooftop repairs on roofing, drains, HVAC and signs involve hot work. Other hot work examples include cutting, welding, brazing, soldering, grinding and the thawing of pipe. Prior to proceeding with hot work, Contractor must evaluate all other alternatives and choose a safer option such as bolting, hydraulic shears or reciprocal saw, mechanical clamps, threaded pipe or tube connections, non-torch applied roofing systems and filing. If no alternative exists except for hot work, Contractor must:

•	Pre-screen all subcontractors, review their safety and loss records and confirm that they carry the contract required insurance coverages and limits

•	Select a fire safety supervisor to coordinate hot work operations and monitor safety

•	Notify the TCC and/or Property Manager through the use of the attached Hot Work Permit

•	Follow the precautions checklist on the attached Hot Work Permit to ensure hot work is effectively managed throughout the process

16.	KEYS & LOCKS – Whenever it is deemed necessary by Tenant or Building Management to temporarily issue any key to the contractor, the contractor will be responsible for controlling possession and use of same until returned daily to the issuing party. All lock changes shall require prior written notification by the Contractor to Building Management and must comply with established building standard specifications. (See Chief Engineer for lockset specifications).

17.	COMMON AREA FINISHES - The Contractor shall coordinate the timing of installation of common area finishes with the Property Manager and due respect shall be given to the convenience of tenants on the floor.

18.	WIRING - No contractor shall lay wiring on ceiling grid. All wiring, including communications, shall be laid in wireways, strapped or wire tied to the deck above in compliance with the applicable code. Under no circumstance may wire be strapped to sprinkler piping or other building piping, conduit or ductwork. No wiring of any kind shall penetrate fire dampers. All penetrations in rated walls shall be firestopped.

19.	LIGHTING - The lamps in all fluorescent fixtures shall follow the Building Standard in color and wattage unless previously approved by the Property Manager.

20.	SLAB PENETRATIONS – For all slab penetrations required for new work, the slab shall be x-rayed to locate reinforcing bars, post-tensioning cables, piping, conduits, etc. All components shall be clearly marked on the slab surface prior to drilling, coring, etc. Contractor shall not cut reinforcing bars, cables, etc., without prior written authorization from the TCC and shall repair any damage caused by slab penetrations in violation of this paragraph. All slab penetrations shall be firestopped.

21.	ACCESS - The Contractor must provide the Property Manager with written notification 1 week prior to needing access to an occupied area. The Property Manager will notify the Tenant and then provide direction to the Contractor. The Contractor will only be allowed access to the floors and/or suites on and in which they are working. Access to adjacent suites and to other floors in the Building is prohibited without the Property Manager’s prior written approval.

22.	ODOR & NOISE - No odor causing activities or activities causing excessive noise, vibrations etc. (i.e., core drilling, drilling, shooting track, spray painting, any paint using an oil base or lacquer, etc.) will be performed during the hours of operation of the building. After-hours work will be allowed with the Property Manager’s consent and prior written notification. The Contractor shall verify in advance that after-hours work can be done. The Contractor shall notify the Property Management 1 week prior to commencing any work which may cause objectionable noise or odors so that management can notify surrounding tenants in an appropriate amount of time, even if work is performed after regular business hours. The Contractor is responsible for controlling and for keeping noise levels to a minimum. Voices, machinery, tools and radios heard in the common areas or in adjacent occupied spaces will not be allowed, and all such activities will be suspended at the direction of the Property Manager at his/her sole reasonable discretion. When contractors are working above an occupied suite, ladders must be picked up to be moved or proper noise dampening padding should be attached to the feet of the ladder.

23.	SERVICING OF MECHANICAL EQUIPMENT - No walls shall be installed over or in front of so as to inhibit the access to an induction unit, VAV or other HVAC distribution device. The unit shall be relocated and an additional unit shall be installed on the opposite side of the cabinets. No walls shall be constructed across a ceiling light fixture so as to inhibit changing of lamps or servicing the light fixtures when necessary.

24.	DUCT WORK – Unless the approved drawings provide otherwise, in buildings with a pressurized ceiling supply system, a ducted supply and return air system shall be installed. The return air duct shall connect to the return air shaft. The duct work shall be no less than 22 gauge metal and maximum allowable length of flex duct from the diffuser to the metal duct shall be 10 feet. In buildings with pressurized ceiling supply systems, drywall shall be installed slab to slab to isolate the duct system from the original paper barrier system. The integrity of the remaining paper barrier system shall be maintained.

25.	AIR BALANCE REPORT - Supply/return air shall be balanced by the Contractor and shall not affect entry or interior door operation. A copy of the Air Balance Report must be forwarded to the TCC and the Property Manager. Inspection of the HVAC work shall be scheduled through the Building Engineer and shall take place with the attendance of the HVAC contractor’s air balance engineer and the Building Engineer. All diffusers will be balanced within 10% of design criteria.

26.	CONDENSATE DRAIN LINES – Condensate drain lines from tenant A/C units must be piped to a wet stack and not to a sink.

27.	ISOLATION VALVES – Proper isolation valves shall be installed on all tenant A/C units, new plumbing fixtures, appliances or other equipment, to facilitate maintenance and also to allow the item to be removed without interfering with the building operation.

28.	PIPING – All piping for sinks, kitchen units, water closets, and condensate piping, used to install a tenant packaged A/C unit, should be copper (use of plastic pipe in plenum ceilings is prohibited).

29.	EXISTING BUILDING EQUIPMENT AND FIXTURES – Contractor shall be responsible for repairing any existing building equipment and fixtures damaged by the Contractor or subcontractors. Contractor must notify the TCC and the Property Manager immediately of damage or discovery of existing damage.

30.

TRASH & DEBRIS - The Contractor must provide for the daily removal of all trash and debris created during the course of construction. All contractors must schedule the delivery and location of trash containers with the Property Manager. At no time are the Building trash compactors and/or dumpsters to be used by the Contractor. The Property Manager assumes no responsibility for the Contractor’s trash containers. Trash shall be contained within the Contractor’s trash containers and emptied on a regular basis and never allowed to overflow or otherwise remain outside of the required container. All areas the Contractor or its subcontractors work in must be kept clean. All suites that Contractors work in shall have construction dirt, dust and debris removed prior to completion inspection. This final cleaning includes cleaning of all carpet, windowsills, inside of perimeter windows, window blinds or drapes, light diffusers, HVAC grilles, cabinets, sinks, etc. The clean up of construction tools and equipment will be confined only to the janitor closet. All janitorial, electrical and telephone closets utilized by construction should be kept clean throughout the work period and clean and free from construction debris after the construction is complete. No paints, thinners, or hazardous material will be poured down the drain. The Contractor must leave the constructed space completely clean, including but not limited to the cleaning of the inside of all exterior windows and sills, all interior windows and sill, window blinds or drapes, all light fixture lenses, all HVAC grills, cabinets and sinks. The Contractor must also vacuum the floor, including edge vacuuming, as a part of its work.

The Contractor shall maintain cleanliness throughout the Building, and no cluttering or blocking of hallways, exits, elevator lobbies, electrical closets or loading docks is allowed. All carpets are to be kept clean at all times, ESPECIALLY CARPET IN COMMON LOBBIES AND CORRIDORS. Contractor will be required to reimburse the building management for a thorough carpet cleaning at the completion of the construction job, if such cleaning is deemed necessary in the sole judgment of the Building Management.

31.	OSHA SIGNAGE & BARRICADES - The Contractor is responsible for ensuring job site safety. This includes safety for the work force as well as anyone entering the construction area. The Contractor shall provide protection and barricades and signage as required to ensure the safety of their personnel, CESCR employees, building tenants, visitors, etc. and shall strictly comply with OSHA minimum standards.

32.	LOADING DOCK - Use of the loading dock will be limited to the building hours of operation outlined on the Building Information Sheet or unless otherwise coordinated with the Property Manager.

33.	ELEVATORS – The designated freight elevator is the only elevator to be used for moving materials and construction personnel and shall be properly protected with temporary plywood protection and elevator pads. Use of freight elevator will be limited to the building hours of operation or unless otherwise coordinated with the Property Manager and will be restricted by the scheduling restraints place by the Property Manager’s Office. Contractors shall not use passenger elevators, without prior written approval of the Property Manager.

34.	STORAGE - Construction materials and equipment shall not be staged or stored in any area without prior written approval of the Property Manager.

35.	RESTROOMS - Restroom use by Contractor personnel is restricted to the floor on which work is being performed or as designated by the Property Manager. The Contractor must clean and repair existing restrooms as part of the final clean up. Restrooms on multi-tenant floors shall daily be kept clean and free of construction debris and dirt by the Contractor during construction.

36.	FOOD - Food and related such debris shall not be left in the suite under construction or anywhere else in the Building at any time.

CONTRACTOR SHALL PROVIDE FOR THE FOLLOWING:

•	Parking for Contractor’s and Contractor’s employees’ vehicles.

•	Security service as may be required to perform work.

•	Protection, using durable materials, and restoration of all finished surfaces to remain (i.e. carpet, glass, aluminum, ceilings, wall covering, paint, hardware, etc.).

•	Written notice to the Property Manager and written approval obtained from the Property Manager at least 1 week prior to any interruption of building services. The Contractor will be responsible for damages arising out of loss of Building services, including power, due to its actions and the actions of its subcontractors.

•	All work, including demolition, on Building Life Safety Systems (smoke detectors, sprinklers, and fire pull stations, fire doors) will be completed by a contractor approved by the Property Manager and be monitored by the Building Engineer. All tie-ins to the fire alarm panel shall be completed by only. Prior to occupancy, the Contractor will demonstrate to the Engineer’s and/or Property Manager’s satisfaction that the Life Safety Systems are functioning properly. Contractor shall provide keys, operational manuals and instructional training to the building staff on the operation of new fire panels or control devices.

•	All work that may activate, deactivate or alter any smoke detector(s), fire door(s), sprinklers, electronics, fire protection, life safety or security systems shall require prior written notification to the Property Manager. Such work shall not commence until Property Manager’s written approval has been obtained for both timing and scope of work. Failure to receive authorization before commencing this work shall result in a $500.00 fine in addition to any fee, penalty, or fine assessed by jurisdictional authority.

•	Protection of all drains to prevent clogging and the cleaning of all drains which have become clogged during construction.

•	All HVAC work will be inspected by the Property Manager and/or the Building Engineer.

THE FOLLOWING PROCEDURES SHALL BE OBSERVED BY THE CONTRACTOR:

•	Walk off mats are to be provided at public corridor side of entrance doors.

•	During construction, Contractor shall raise Venetian blinds and protect existing draperies so as not to soil or damage them.

•	All HVAC units within the construction area will be turned off during the construction period or protected to prevent dust or debris from entering.

•	Continuous protection and filtration of HVAC return air to include but not be limited to covering main HVAC return with filter material.

•	Contractors are not to sit or stand on building equipment,

•	Contractor will reimburse Landlord for filter changes and evaporator cleaning at the end of the job.

•	A preliminary inspection of the HVAC work in progress shall be scheduled through the Property Manager prior to the installation or re-installation of the ceiling grid.

•	The Building Engineer and TCC will inspect the construction on a periodic basis.

•	The location of all thermostats and diffusers shall be verified with Building Engineer prior to their installation or relocation.

•	The Contractor shall verify furniture plans and be responsible for mounting thermostats and switches away from file cabinets, shelves, etc. to allow good airflow and clear access.

•	Electrical panel schedules must be completely replaced and dated, identifying ail new circuits. All new panel schedules shall be typewritten.

•	All electrical outlets and lighting circuits shall be properly identified. Outlets shall be labeled on the backside of the cover plate.

•	Doors to suite, equipment and electrical rooms shall not be left open when the Contractor is not present. No door shall be propped open or the closer arm detached. Any electrical closet that is open with the panel exposed must have qualified Contractor personnel present at all times.

•	The Contractor must contact the Property Manager for identification of any conduit to be removed or relocated as a part of the work.

ADDITIONAL RULES APPLY TO ALL CONTRACTORS & SUBCONTRACTORS.

A)	Hard hats and safety glasses are to be worn at all times

B)	No smoking

C)	No eating or coffee breaks are allowed in public areas or occupied tenant space. The only approved area for eating or coffee breaks is within the contracted work area (if not occupied) or space designated by the Property Manager.

D)	No congregating in public areas especially entrances within the building or the building’s premises. Meetings, lunches and breaks are to be within the contracted work areas.

E)	Professional behavior is required. Appearance and professionalism are important to our customers, visitors and tenants when Contractors and their employees are within the building. Congregations in public areas reflect unfavorably on the entire job, CESCR, Building Management and the contracting firm. Serious offenses which will result in immediate dismissal from the premises or closing down of the job include:

•	Core drilling, hammer drilling, shooting track or work resulting in excessive noise {unless approved by the Property Manager) between lease hours listed on the Building Information Sheet attached.

•	Drinking or drug use while on the property, or showing up at the property under the influence of alcohol or drugs.

•	Possessing or consuming drugs or illegal substances while on the property.

•	Violating Local, State or Federal Statutes or Regulations while on the property.

•	Physically or verbally abusing any individual who works in or visits the building.

•	Duplicating any keys or illegal entrance into any restricted space within the property.

•	Gambling

•	Sleeping on the job.

•	Behaving in a disorderly manner.

•	Playing of radios to be heard in the common areas or any occupied tenant space.

•	Use of foul and/or vulgar language or gestures.

•	Clothing or language that is offensive or vulgar.

I hereby agree with the terms and conditions set forth above in the Building Work Rules & Regulations:

CONTRACTOR:	CHARLES E. SMITH COMMERCIAL REALTY:

(signature)	(signature)

(title)	(title)

(date)	(date)

LIEN WAIVER AND AFFIDAVIT

________________________________

Contractor/Subcontractor

S.S. or Federal Tax ID:

Original Contract Amount:

Approved Change Orders:

Adjusted Contract Amount:

Completed To Date:

Retention:

Total Earned: (Less Retention)

Previous Payments:

Current Payment:

Contract Balance:

The UNDERSIGNED being duly sworn states that he is the                      of                                 , which has a contract with                      for work and/or materials for the real property located in the County of                     , State of                     , and more particularly described as follows:                                     .

The UNDERSIGNED, for and in consideration of receipt of the sum of $                     and other good and valuable consideration, the receipt of which is hereby acknowledged, does hereby waive, release and quitclaim in favor of                              and each and every party making a loan on said real estate or insuring title thereto, any and all lien rights upon said land and improvements thereon, and on monies or other consideration due or to become due on account of labor or services, materials, fixtures or apparatus heretofore furnished or which may be furnished at any time hereafter.

The UNDERSIGNED respectfully warrants that the contract status set forth above is accurate, and no other sums are claimed. I have not assigned my claims for payment, nor my right to perfect a lien against said property, and I have the right to execute this Lien Waiver and Affidavit on behalf of                      as its authorized                                 . All laborers, subcontractors, and suppliers employed by me have been paid all sums previously due, and will be paid all current sums due out of this payment. None of such laborers, subcontractors or suppliers is or will be entitled to claim or assert any claim against the above described real estate or the improvements thereon for labor or materials furnished to or for the account of the undersigned.

Signed this      day of                     , 2004.

Contractor/Supplier/Sub-Contractors

By:
WITNESS

Signed and sworn to before me this day of , 2004.

Notary Public

My Commission Expires:

BUILDING INFORMATION SHEET

BUILDING OWNER:	FAIRFAX SQUARE PARTNERS

BUILDING ADDRESS:	8065 Leesburg Pike Falls Church, VA 22182

PROPERTY MANAGER

Contact: Phone Number: E-mail Assistant: Fax Number: Emergency Number:	Bob Griesbach, Property Manager 703-448-1830 Robert.Griesbach@cescr.com Cara Nealty, Administrative Assistant 703-448-3827 (703) 769-1250

OPERATIONS MANAGER:

Contact: Phone Number: E-mail

• LOADING DOCK LOCATION:

• FREIGHT ELEVATOR LOCATION:	Elevator #

The Freight Elevator May Be Taken Out Of Service With Prior Approval From The Property Manager.

• DEBRIS BOXES LOCATION:	Must Be Scheduled With Management Office

• HOURS OF OPERATION:
BUILDING: MANAGEMENT OFFICE: EMERGENCY CONTROL CENTER:	8:00 A.M. – 6:00 P.M. Monday-Friday 8:00 A.M. – 1:00 P.M. Saturday 8:30 A.M. – 5:00 P.M. Monday-Friday 24 hours – 7 days a week

Fairfax Square I

Vienna, VA 22041

AFTER HOUR AUTHORIZATION REQUEST

Requested By:

Company:

Phone Number:

Work Start Date:

Work Hours:

Date of Issue:

Expiration Date:

Issued By:

Description:

Floor:

Location:

Summary of Work:

Contractor Signature:	X

Smith Building Management Use:

TENANT CONSTRUCTION COORDINATOR:	X

CONSOLIDATED ENGINEERING SIGNATURE:	X